Exhibit 4.34

Confidential treatment has been requested for certain portions of this exhibit. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as “[*****]” or “*******”. A complete version of this exhibit has been filed separately with the Commission pursuant to an application for confidential treatment under Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.

SUBCONTRACT

Section A – Subcontract Form

Subcontract between: Acambis, Inc. 38 Sidney Street Cambridge, MA 02139	Subcontract No: 200-2002-00012(CBL) Prime Contracts Nos: 200-2002-00004 & 200-2000-00001 Contractual Officer: ********** Program Officer: **********

AND

Chesapeake Biological Laboratories, Inc. 1111 S. Paca Street Baltimore, MD 21230-2591

     This Subcontract is entered into effective this 30th day of April, 2002, between Acambis, Inc., 38 Sidney Street, Cambridge, MA 02139 (hereinafter “Buyer”) and Chesapeake Biological Laboratories, Inc. (hereinafter “Manufacturer”).

     In consideration of the mutual promises, covenants and agreements set forth herein, the parties agree that the Manufacturer shall furnish and deliver to the Buyer all the supplies and perform all the services set forth in this Subcontract, for the consideration stated herein. The rights and obligations of the parties to this Subcontract shall be subject to and governed by this Subcontract and other documents attached hereto or explicitly referenced herein.

     This Subcontract sets forth the entire agreement of the parties and supersedes any and all prior agreements of the parties, whether oral or written, concerning the subject matter hereof. Neither party relied on any representations, whether oral or written, in entering into this Subcontract that are not incorporated into this Subcontract.

     This Subcontract shall not be varied or changed in its terms or conditions by any oral agreement or representation. This Subcontract may be modified only by a written instrument properly executed by one with authority on or after the date hereof.

     The article titles used herein are for convenience only and shall in no way be construed as part of this Subcontract, or as an indication of the meaning of a particular section.

     IN WITNESS WHEREOF, the parties hereto have executed this Subcontract to be effective as of the day and year first above written.

ACAMBIS INC.	CHESAPEAKE BIOLOGICAL LABORATORIES INC.
By:___________________________________	By:___________________________________
Name: **********	Name: **********
Title: **********	Title: **********

Date: May 1, 2002	Date: 4/29/02

Section B – Supplies Or Services and Prices/Costs

B.1	SUBCONTRACT LINE ITEM 0001A
Vaccine for Use as an Investigational New Drug (“IND”)
US Government ACAM 2000 Program

	Description	Firm Fixed Price	Quantity	Total Amount

	Fill, Lyophilize,	See Table 1 vials	**********	**********
Finish and Perform
Specified Quality Control
Tests For Vaccinia (ACAM2000)
IND Vaccine as Described
In the Vaccine Statement of Work

SUBCONTRACT LINE ITEM 0001B
Change-over of Manufacturing Facilities

Description	Firm Fixed Price	Quantity

Perform All Activities	*NSP	1
Required to Clean Up
Facility After Filling
ACAM 2000

* The change-over fee for Item 0001B is included in the “per vial” price for
Item 0001A.

B.2	SUBCONTRACT LINE ITEM 0002
Manufacturing Time to Fill, Lyophilize, and Finish Vaccinia IND Vaccine(s)

	Description	Firm Fixed Price	Quantity	Total Amount

	Manufacturing Time	See Paragraphs	**********	**********
	to Fill, Lyophilize,	B.2(a) & (b)
	Finish and Perform	below
Specified Quality Control
Tests For Vaccinia IND
Vaccine as Described
In the Vaccine Statement of Work

(a)	For manufacturing time utilized to fill and finish ACAM 1000 vaccine under Item 0002, the price shall be ********** per vial (utilization of Item 0002 for filling and finishing ACAM 1000 vaccine is subject to Government approval).

(b)	For manufacturing time utilized to fill and finish ACAM 2000 vaccine under Item 0002, the price shall be as set forth in Table 1 below.

(c)	See Section H.4 regarding guaranteed payment terms.

Table 1

Price per Vials For Items 0001 & 0002	Cumulative Number of Vials of ACAM 2000 Ordered by Buyer Under Items 0001A & 0002
**********	**********
**********	**********
**********	**********
**********	**********
**********	**********

B.3	SUBCONTRACT LINE ITEM 0003A (Indefinite Delivery/Indefinite Quantity)
Change-over of Manufacturing Facilities After Filling ACAM 1000

			Estimated	Estimated
	Description	Firm Fixed Price	Quantity	Total Amount

	Perform All Activities	**********	**********	**********
Required to Clean Up
Facility After Filling
ACAM 1000 Vaccine
Under Item 0002

(a)	Order of change-over under Item 0003A is subject to Government approval.

(b)	See Section G.2 for ordering provisions.

     SUBCONTRACT LINE ITEM 0003B (Indefinite Delivery/Indefinite Quantity)

     Change-over of Manufacturing Facilities After Filling ACAM 2000

		Estimated	Estimated
Description	Firm Fixed Price	Quantity	Total Amount

Perform all Activities	**********	**********	**********
Required to Clean Up
Facility After Filling
ACAM 2000 Vaccine
Under Item 0002

(a) See Section G.2 for ordering provisions

B.4	SUBCONTRACT LINE ITEM 0004A (Indefinite Delivery/Indefinite Quantity)

Diluent to Accompany ACAM 1000 IND Vaccine

		Estimated	Estimated
Description	Firm Fixed Price	Quantity	Total Amount

Manufacture, Fill,	**********	**********	**********
Finish, and Perform
Quality Control Tests
for Diluent as Described
in the Diluent Statement of Work

(a)	Orders under Item 0004A are subject to Government approval.

(b)	See Section G.2 for ordering provisions.

SUBCONTRACT LINE ITEM 0004B (Indefinite Delivery/Indefinite Quantity)
Diluent to Accompany ACAM 2000 IND Vaccine
		Estimated	Estimated
Description	Firm Fixed Price	Quantity	Total Amount

Manufacture, Fill,	**********	**********	**********
Finish, and Perform
Quality Control Tests
For Diluent as Described
In the diluent Statement of Work

(a)	See Section G.2 for ordering provisions.

B.5	SUBCONTRACT LINE ITEM 0005A (Indefinite Delivery/Indefinite Quantity)
Approved Vaccine (after receipt of Biologics License)

	Description	Firm Fixed Price	Quantity	Total Amount

	Fill, Lyophilize,	$ [per vial price	(As Ordered)	(As Ordered)
	Finish and Perform	to be mutually agreed to prior
	Specified Quality Control	to issuance of any order]
Tests For Licensed ACAM
1000 or 2000 Vaccine as
Described In Statement of
Work

(a)	The estimated quantity is ********** vials of vaccine. This is Buyer’s current best estimate of the quantities that may be ordered. The actual amounts ordered may be more or less.

(b)	See Section G.2 for ordering provisions.

SUBCONTRACT LINE ITEM 0005B (Indefinite Delivery/Indefinite Quantity)
Change-over of Manufacturing Facilities (After Manufacture of 0005A Orders)

Description	Firm Fixed Price	Quantity	Total Amount

Perform All Activities	$ [to be mutually	(As Ordered)	(As Ordered)
Required to Clean Up	agreed to prior to issuance of any order]
Facility After Filling
ACAM 1000 or 2000

(a)	The estimated quantity is 2 change-overs. This is Buyer’s current best estimate of the quantities that may be ordered. The actual amounts ordered may be more or less.

(b)	See Section G.2 for ordering provisions

B.6	SUBCONTRACT LINE ITEM 0006 (Indefinite Delivery/Indefinite Quantity)
Diluent to Accompany Approved Vaccinia Vaccine(s)
(after receipt of Biologics License)

	Description	Firm Fixed Price	Quantity	Total Amount

	Manufacture, Fill,	$ [per vial price	(As ordered)	(As ordered)
	Finish, and Perform	to be mutually agreed to prior
Quality Control Tests
	For Diluent as Described	to issuance of
	In Statement of Work	any order]

(a)	Estimated Quantity – The estimated quantity is ********** vials of diluent. This is Buyer’s current best estimate, but the number ordered may be more or less.

(b)	See Section G.2 for ordering provisions.

B.7	SUBCONTRACT LINE ITEM 0007

	Description	Price

	Data for Assembly	Not separately
	and Filing of the BLA	Priced

Section C – Description/Specification/Work Statement

C.1	BACKGROUND

The United States Government has recognized the need to maintain a stockpile of smallpox vaccine to deal with the consequences if smallpox virus were used as a terrorist weapon against the civilian population. The Department of Health and Human Services (DHHS), Centers for Disease Control and Prevention (CDC), National Center for Infectious Diseases (NCID), has awarded Acambis Inc. a contract (Prime Contract 200-2002-00004) to develop, license, and manufacture a stockpile (estimated 155 million doses) of a new vaccine (ACAM 2000) within the shortest time possible. DHHS/CDC has also awarded Acambis Inc. a contract (Prime Contract 200-2001-00001) to develop, license, and manufacture a stockpile of approximately 54 million doses of a new vaccine (ACAM 1000) as soon as possible.

C.2	PURPOSE

The purpose of this Subcontract is to assist the Manufacturer in providing a stockpile of smallpox vaccines in the shortest timeframe possible to be used in case of a public health emergency and maintain current Good Manufacturing Practices (cGMP) capacity for the production of the smallpox vaccine for the life of the Subcontract.

C.3	SCOPE OF WORK:

The Manufacturer, as an independent organization and not as an agent of the Buyer, shall furnish all labor, materials, supplies, facilities, equipment, transportation and travel required to: (1) fill, lyophilize, and finish Vaccinia vaccine produced in bulk by Manufacturer and perform certain quality control tests on such vaccine; (2) manufacture, fill, and finish diluent and perform certain quality control tests on such diluent; and (3) provide documentation and records to assist Buyer in submitting a Biologics License Application (“BLA”). All activities shall be done in accordance with cGMP.

C.4	SPECIFIC TECHNICAL REQUIREMENTS

a. The Manufacturer shall perform these Subcontract tasks in accordance with the Statements of Work (“SOW”) attached hereto at Section J, Attachment A:

b. Shipping.See F.1 and F.4. for Shipping/Delivery requirements.

C.5	EMERGENCY CONTACTS

The Manufacturer shall provide a point of contact that will be available 24 hours per day, seven days per week.

C.6	REPORTING REQUIREMENTS

The Manufacturer shall submit Monthly and Quarterly Progress Reports. The progress Reports shall include the information listed below that is applicable for the performance period during the period being reported. The Manufacturer shall submit one copy of each Progress Report electronically via e-mail. Any attachments to the e-mail report shall be submitted in Microsoft Word.

1.	Monthly Reports
a.	Listing of all manufacturing events during the preceding month, showing start dates, expected end dates, number of vials of vaccine and diluent produced, inventoried,

and shipped/picked-up. An explanation of any problems encountered, delays, and recommendations will be provided. An appendix shall also be provided setting forth the full technical specifications for each manufacturing event initiated during the month; and
b.	Listing of all quality control testing begun and/or completed during the preceding month, showing start dates, expected end dates, and results of such tests for both vaccine and diluent.

2.	Quarterly Reports

a.	Listing of all manufacturing events anticipated during the next quarter;
b.	FDA inspections and consultation results or recommendation; and
c.	Security assessment, problems and recommendations.

3.	See Section F, Paragraph F.1 for additional reports and data requirements.

Section D – Packaging and Marking

(a)	Packaging shall conform to instructions provided by Buyer through the Buyer’s validated packaging and shipping protocol to ensure acceptance by common carrier or Buyer’s designee for safe delivery to destination.

(b)	All shipping/mailing containers shall be marked showing the Subcontract Number and Contract Number and shall be marked clearly as refrigerated and/or frozen items (as required).

(c)	Exterior of shipping containers of ACAM 1000 vaccine delivered under Item 0002 and ITEM 004A diluent shall be marked **********

Section E – Inspection, Quality Assurance, and Acceptance

     The following FAR clauses are incorporated herein by reference. References to the “Government” shall be deemed to refer to the Buyer as described in Section I.1.

FAR SOURCE	TITLE AND DATE
52.246-4	Inspection of Services-Fixed Price (Aug 1996)
52.246-2	Inspection of Supplies-Fixed Price (Aug 1996)
52.246-16	Responsibility for Supplies (Apr 1984)

E.1	INSPECTION, QUALITY ASSURANCE, AND ACCEPTANCE

	(a)	Inspection and acceptance of the articles, services, and documentation called for herein shall be accomplished by the Contractual Officer, or his duly authorized representative (who for the purposes of this Subcontract shall be the Program Officer) at the destination of the articles, services or documentation.

(b)	Each order tendered for acceptance shall include a Certificate of Conformance (See Section J, Attachment F), properly executed by the Manufacturer. A copy of the Certificate of Conformance shall also be included with Manufacturer’s invoice following Buyer’s inspection and acceptance of each order.

(c)	On site inspections of the physical plant may be conducted by the Buyer, the Government and/or their duly authorized representatives and other designated technical experts. Plant inspection, at a minimum, will include Device Master Records, document control procedures, facilities, personnel training records, equipment process procedures, and Quality Assurance Program reviews. Further, the on site representative(s), if designated, will perform the inspection and acceptance of articles, services and documentation contained in (a) above.

(d)	In addition to the inspections discussed above, Buyer may conduct one full-scale GMP audit per year. Buyer may conduct additional full-scale GMP audits if the parties mutually agree or in the instance of a product failure, deviations from acceptable production practices, or any other occurrence that calls the product’s quality or integrity into question.

(e)	Manufacturer agrees to provide and maintain a quality control system acceptable to Buyer and the Government and to provide access to Manufacturer’s facilities at all reasonable times for surveillance periodically by Buyer and authorized representatives of the Government. Manufacturer agrees to include, and to require its subcontractors to include, the substance of this paragraph, including this sentence, in each of its subcontracts under this Subcontract.

E.2	RESEARCH RECORDS, INSPECTION AND CONSULTATION

	(a)	The Manufacturer agrees to maintain books, records, and supporting documentation in such detail as will properly reflect all work done and results achieved in the performance of this Subcontract, and agrees to retain and preserve the same, together with all research notes, charts, graphs, comments, computations, analysis, and other graphic or written data generated in connection with performance hereunder and agrees to permit the Contractual Officer or his authorized representatives to examine and review the same at all reasonable times during said period. Buyer shall have the right to copy such documentation at Manufacturer’s facility and to retain such copies for Buyer’s records. Additionally, Manufacturer shall not destroy or dispose of such documents; but shall furnish the originals and existing copies of such documentation to Acambis Inc. upon Subcontract completion.

(b)	The Contractual Officer or any of his authorized representatives shall have the right to inspect the work of the Manufacturer and subcontractors, if any, and the plant, floor plans, equipment validation, and any other production information necessary to ensure the safety, purity, and potency of the product, including laboratories, shops, offices, or other premises where the work is being performed. The Manufacturer shall provide and shall require his subcontractors to provide all reasonable facilities and assistance for the safety and convenience of such representatives in the performance of their duties. Personnel engaged in the performance of the Subcontract shall be available at all reasonable times for consultation with such representatives. All inspections and review shall be performed in such a manner as will not unduly delay or interfere with the work.

(c)	Additionally, the Manufacturer shall inform the Buyer, in writing, of any deviations, complaints, and adverse events, as well as the results of all tests and investigations regarding or possibly impacting the product. Manufacturer shall also inform Buyer of any proposed changes to Manufacturer’s production and facilities used in support of this Subcontract prior to implementation (including introduction of new products or clinical material processing operations within the Manufacturer’s viral manufacturing facility) (see, e.g., 21 CFR 601.12).

Section F – Deliveries or Performance

     The following FAR clauses are incorporated herein by reference. References to the “Government” shall be deemed to refer to the Buyer as described in Section I.1.

FAR SOURCE	TITLE AND DATE
52.242-15	Stop Work Order (Aug 1989)
52.242-17	Government Delay of Work (Apr 1984)

F.1  DELIVERABLE(S) SCHEDULE

(a)	The Manufacturer shall deliver, within the time frames specified, the Items set forth below, to the Contractual Officer at the address shown in Section G.

Item No.	Description	No. of Copies	Delivery Date

1	Monthly Progress Report (Section C-Item C.6)	1	On or before the first work day of each month beginning the first full month after Subcontract award

2	Quarterly Progress Report (Section C-Item C.6)	1	On or before January 2, April 2, July 2, and October 2 of each year

3	Draft Security Plan (Section H-Item H-13)	2	30 Calendar Days After Award of the Subcontract

4	Final Security Plan (Section H-Item H-13)	2	10 Calendar Days After Receipt of Comments

5	Reports and Data	As required	As specified

(b)	The Manufacturer shall deliver, within the time frames specified, the Items set forth below.

No.	Description	Delivery Date

1	Vials of IND ACAM 2000 per Subcontract Item 0001A	As scheduled in accordance with provision H.5

2	Change-over per Subcontract Item 0001B	At the end of Item 0001A product campaign

3	Vials of IND ACAM 1000 and/or ACAM 2000 per Subcontract Item 0002	As scheduled in accordance with provision H.5

4	Change-over(s) per Subcontract Item 0003A and/or 0003B	At end of each Item 0002 product campaign(s)

5	Vials of IND Diluent to accompany ACAM 1000 vaccine per Subcontract Item 0004A	Concurrent with delivery of Item 0002 ACAM 1000 vaccine to which the diluent relates or, if no related vaccine, as mutually agreed between Buyer and Manufacturer prior to Issuance of the Delivery Order.

6	Vials of IND Diluent to accompany ACAM 2000 vaccine per Subcontract Item 0004B	Concurrent with delivery of Item 0002 ACAM 2000 vaccine to which the diluent relates

7	Vials of ACAM 1000 or 2000 per Subcontract Item 0005A	As agreed upon between Buyer and Manufacturer prior to Issuance of the Delivery Order.

8	Change-over(s) per Subcontract Item 0005B	At end of Item 0005A product campaign(s)

9	Vials of Diluent per Subcontract Item 0006	As agreed upon between Buyer and Manufacturer prior to Issuance of the Delivery Order.

F.2	PERIOD OF PERFORMANCE
	(a)	The period of performance for this Subcontract will be from Subcontract Award until January 31, 2007.
(b)	The period of performance for:
(i) Item 0001A is from April 11, 2002 to September 30, 2002;
(ii) Item 0002 is from October 1, 2002 to August 1, 2003;
and
(iii) Item 0004A and 0004B is from April 11, 2002 to August 1, 2003.
(c)	The period of performance for Items 0001B, 0003A, and 0003B facility change-overs will not exceed 30 calendar days after completion of prior vaccine campaign fill with the last of such change overs being completed no later than August 1, 2003.
(d)	The period of performance for Items 0005A, 0005B, and 0006 will be negotiated with the Manufacturer prior to award of the delivery order(s).
(e)	The actual period of performance for delivery orders may extend beyond the Subcontract period of performance.

F.3	PLACE(S) OF PERFORMANCE
The Manufacturer shall perform the work under this Subcontract at the location specified below:
**********

F.4	SHIPPING/DELIVERY REQUIREMENTS
Acambis or its designee (as specified in the delivery order) will arrange for shipment of released product from CBL, with pick up from CBL’s loading dock at a mutually agreeable time.

Section G – Contract Administration Data

G.1	INVOICE/VOUCHER SUBMISSION

	(1)	The Manufacturer shall submit an original and four (4) copies of contract invoices to the following address:

Acambis, Inc.
(Attn: Accounts Payable)
38 Sidney Street
Cambridge, MA. 02139

(2)	The Manufacturer shall include the following information with each invoice:
i.	Manufacturer’s Name & Address;
ii.	Manufacturer’s Tax Identification Number (TIN);
iii.	Subcontract and Purchase Order Number;
iv.	Invoice Number;
v.	Invoice Date;
vi.	Contract Line Item Number (per Section B) and Delivery Order Number Shown on each Delivery Order;
vii.	Quantity, including (if applicable) specifying the number of vials of vaccine and diluent actually filled and delivered;
viii.	Unit Price & Extended Amount for each line item, including the Fixed Price Billed based upon the actual number of vaccine and/or diluent vials filled and delivered;
ix.	Quantity of the General Safety and Microbial Limits Tests conducted in accordance with the Statement of Work (see Section B.2(c)) (if applicable);
x.	Total Amount of Invoice;
xi.	Name, title and telephone number of person to be notified in the event of a defective invoice;
xii. Payment address, if different from the information in (2)i. Above;
xiii.	A copy of the Certificate of Conformance (See Section J, Attachment G) signed by the Manufacturer for each batch of vaccine and/or diluent tendered for acceptance or for change over of manufacturing facility; and
xiv.	If the invoice includes an amount due under Clauses H.3, H.4, or H.6 a description and a calculation for such amount.

(Any invoice submitted without required Certifications shall be considered defective and returned to Manufacturer without payment.)

(3)	Manufacturer may invoice twice monthly for delivered and accepted products and related services. For this purpose, products and related services are “delivered and accepted” if the Manufacturer has completed the certificate of analysis and the certificate of conformance and the filled vaccine and/or diluent vials are available for pick up by Buyer’s designee.

G.2	ISSUANCE OF DELIVERY ORDERS

(a)	Orders may be issued against Contract Line Items 0004A, 0004B, 0005A, 0005B and 0006 to fill and finish vaccine and/or diluent and Items 0003A, 0003B and 0005B to change over the manufacturing facility at the price(s) set forth in the Subcontract Schedule (Section B).

(b)	Such orders shall be effective upon receipt by the Manufacturer and shall be issued either in writing or by electronic message to be confirmed in writing within five (5) business days of issuance. Each order shall contain the following information (as applicable):

(1)	The Delivery Order Number;
(2)	The Contract Line Item (0003A, 0003B, 0004A, 0004B, 0005A, 0005B, or 0006) against which the order is being placed;
(3)	The estimated quantity of bulk vaccine to be filled and finished or of diluent to be manufactured, filled and finished under the delivery order (if applicable)
(4)	If the order is for product under Item 0005A, the estimated date by which the bulk vaccine is expected to arrive at the Manufacturer’s facility for processing (Manufacturer shall promptly notify the Buyer if the materials fail to arrive by the date specified).
(5)	**********
(6)	Pick-up instructions for finished vaccine and/or diluent;
(7)	The label Manufacturer shall place on the bulk packages of vials of diluent and/or vaccine;
(8)	The estimated price for the order; and
(9)	The pick-up date for the finished vaccine and/or diluent.

(c)	The price(s) to be paid for any order of vaccine or diluent shall be based upon the actual quantity of vaccine or diluent filled and finished under each delivery order at the unit price(s) set forth in the Subcontract Schedule (Section B) on the date that the order was issued (date order was received by Manufacturer).

(d)	No order for fill and finish of vaccine or diluent later may be filled or finished later than 12 months after issuance of the order, unless the parties mutually agree in writing.

(e)	Guaranteed Minimum Quantities:

ITEMS 0003A and 0003B – There is no minimum guaranteed minimum quantity of facility change-overs that the Buyer will order. The number of manufacturing facility change-overs that may be ordered under Items 0003A and 0003B is dependent on the number of separate campaigns of filled product the Buyer utilizes under Item 0002. Buyer will order one (1) change over for each different product (e.g., ACAM 2000 or ACAM 1000) ordered under Item 0002. Order of change-over under ITEM 0003A is subject to Government approval.

ITEM 0004A – There is no guaranteed minimum quantity of diluent that the Buyer will order under Item 0004. Buyer may order diluent to accompany IND ACAM 1000 under Buyer’s prime contract 200-2000-00001 with the U.S Government. Any orders under Item 0004A may be issued to Manufacturer in Buyer’s sole discretion and are subject to U.S. Government approval.

ITEM 0004B – The guaranteed minimum quantity of diluent to accompany IND ACAM 2000 vaccine is 1,550,000 vials.

ITEM 0005A – Quantities of vaccine that may be ordered under Item 0005A are dependent upon receipt of funded order(s) from the U.S. Government for licensed smallpox vaccine or commercial orders. The Buyer also anticipates that it may compete this Item 0005A requirement at the time order(s) are issued, in which event the Manufacturer will be given the opportunity to propose lower prices. There is no guaranteed minimum quantity of approved vaccinia vaccine that the Buyer will order to be filled, lyophilized, finished, and tested under this Item.

ITEM 0005B – The number of manufacturing facility change-overs that may be ordered under Item 0005B is dependent on the number of separate campaigns of filled product the Buyer orders under Item 0005A. Buyer will order one (1) change over for each different product (e.g., ACAM 2000 or ACAM 1000) ordered under Item 0005A.

ITEM 0006 – The need for diluent under Item 0006 will be dependent upon receipt of funded order(s) for vaccine from the U.S. Government or commercial orders. The Buyer anticipates that it may compete (or perform in-house) this Item 0006 requirement at the time a requirement for Item 0006 diluent arises. There is no guaranteed minimum quantity of diluent that the Buyer will purchase under Item 0006.

(f)	Ordering Periods

	(i)	Items 0003A and 0003B – From Contract Award until August 1, 2003

	(ii)	Items 0004A and 0004B − From Contract Award until August 1, 2003

	(ii)	Items 0005A and 0005B and 0006 – From Receipt of BLA until January 31, 2007.

G.3	PROGRAM OFFICER

	(a)	Performance of the work hereunder shall be subject to the technical directions of the designated Program Officers for this Subcontract. Such technical direction shall be issued between the individuals specified in subparagraph (e) below.

(b)	As used herein, technical directions are directions to the Manufacturer, which fill in details, suggests possible lines of inquiry, or otherwise completes the general scope of work set forth herein. These technical directions must be within the general scope of work, and may not alter the scope of work or cause changes of such a nature as to justify an adjustment in the stated Subcontract price/cost or period of performance, or any stated limitation thereof. In the event that the Manufacturer feels that full implementation of any of these directions may constitute a change to the Subcontract requirements or exceed the scope of the Subcontract, no action shall be taken and he or she shall notify the originator of the technical direction and the Contractual Officer in a letter separate of any required report(s). Such notification shall be given within two (2) weeks from the date on which the Manufacturer knew or should have known that the technical direction constituted a contract change or exceeded the scope of the Subcontract. If the Manufacturer fails to provide the required notification within the above two (2) week period, it shall be deemed for purposes of this Subcontract that the technical direction was not a change to contract requirements and that such direction was within the scope of the Manufacturer’s obligations. No technical direction, nor its fulfillment, shall alter or abrogate the rights and obligations fixed in this Subcontract.

(c)	The Buyer’s Program Officer is not authorized to change any of the terms and conditions of this Subcontract. Changes shall be made only by the Contractual Officer by properly written modification to the Subcontract.

(d)	Buyer may from time to time change the person designated as the Program Officer for this Subcontract by delivering a written notice of such change to Manufacturer.

(e)	The designated Program Officers for this project are:
**********
**********

**********
**********

G.4	CONTRACTUAL OFFICER

(a)	The Contractual Officer is the only individual who can legally commit the Buyer to the expenditure of funds. No person other than the Contractual Officer can make any changes to the terms, conditions, general provisions, or other stipulations of this Subcontract.

(b)	No information, other than that which may be contained in an authorized modification to this Subcontract, duly issued by the Contractual Officer, which may be received from any person employed by the Buyer, or otherwise, shall be considered grounds for deviation from any stipulation of this Subcontract.

(c)	Buyer may from time to time change the person designated as the Contractual Officer for this Subcontract by delivering a written notice of such change to Manufacturer.

(d)	The designated Contractual Officer for this Subcontract is:
**********
**********

G.5	CONTRACT COMMUNICATIONS/CORRESPONDENCE

The Manufacturer shall identify all correspondence, reports, and other data pertinent to this Subcontract by imprinting thereon the Subcontract number from the cover page of this Subcontract.

G.6	GOVERNMENT CLAIMS AGAINST BUYER BASED UPON MANUFACTURER’S SUBMISSION OF DEFECTIVE COST OR PRICING DATA (MODIFICATIONS)

(a)	Manufacturer shall be liable to Buyer for any and all losses or liability that Buyer may incur to the Government as a result of Government claims based upon: 1) any of the Manufacturer’s cost or pricing data that was not accurate, current, and complete; including but not limited to any cost or pricing data which Manufacturer was required by Public Law (41 U.S.C. 254b) or the Federal Acquisition Regulation (FAR Subpart 15.4) to provide, but which Manufacturer failed to provide (defective cost or pricing data).

(b)	In the event the Government claims that any of the Manufacturer’s cost or pricing data was defective, Buyer agrees that it shall: 1) give Manufacturer the right to participate in any negotiations with the Government on such claims and 2) that the Buyer shall not settle such claims with the Government without the Manufacturer’s concurrence.

(c)	In the event that negotiations with the Government result in an impasse and the Government issues a Final Decision of the Contracting Officer against the Buyer on a Government claim as defined in paragraph (a) above, Buyer shall promptly furnish to the Manufacturer a copy of the Final Decision of the Contracting Officer. If the Manufacturer requests in writing within thirty (30) days of Manufacturer’s receipt of the Final Decision, permission to file an appeal from the Contracting Officer’s Final Decision, Buyer shall grant the Manufacturer permission to file such an appeal, in the name and with the consent of the Buyer, at Manufacturer’s expense. Nothing herein shall be construed, however, to create privity of contract between the Manufacturer and the Government or to allow the Manufacturer, as subcontractor, to pursue any contract claim directly against the Government.

G.7	BUYER’S OBLIGATION TO PAY

Buyer agrees to make payment within thirty (30) days of receipt of a properly submitted invoice or voucher.

Section H – Special Contract Requirements

H.1	KEY PERSONNEL

The key personnel cited below are considered essential to the work being performed under the Subcontract. If these individuals leave the Manufacturer’s employ or are reassigned to other programs, the Manufacturer shall notify the Contractual Officer reasonably in advance and shall submit justification (including proposed substitutions) in sufficient detail to permit evaluation of the impact on the program. No diversion or replacement shall be made by the Manufacturer without the written consent of the Contractual Officer.

Personnel	Title
**********	**********
**********	**********

H.2	BUYER’S PROVISION OF BATCH RECORDS

Buyer will provide Manufacturer with a signed batch record at least one week in advance of a planned fill.

H.3	RESERVATION OF MANUFACTURING CAPACITY AND UNDERUTILIZATION FEES (ITEM 0001A − IND ACAM 2000 VACCINE)

(a)	Manufacturer shall reserve manufacturing capacity from April 11, 2002 to September 30, 2002 to satisfy Buyer’s orders for services under Item 0001A.

(i)	Buyer will pay Manufacturer a “missed fill” underutilization fee of ********** for the 6th missed fill and each missed fill thereafter. A “ missed fill” occurs whenever Buyer provides bulk vaccine product to Manufacturer for filling later than one day after the expected start date for filling as set forth on Attachment J, Section G such that Manufacturer is unable to perform two (2) fills per week. In the event that more than five (5) fills are “missed”, the Buyer may extend the period of performance for Item 0001A to allow performance of additional fills to replace the missed filled lots.

(ii)	Buyer will pay Manufacturer a “partial fill” underutilization fee if Buyer provides insufficient bulk vaccine to enable the Manufacturer to fill and finish at least 1,550,000 vials of ACAM 2000 by September 30, 2002 as extended for any “missed fills” as specified in paragraph (a)(i) above . The “partial fill” fee will be ********** for each additional fill after September 30, 2002 required to fill 1,550,000 vials of Item 0001A material over and above the number of fills for which the Manufacturer received a “missed fill” underutilization fee under paragraph (a)(i) above and the number of fills that failed due to Manufacturer’s negligence or failure to comply with good manufacturing practices, batch records, or Manufacturer’s standard operating procedures. The period of performance for Item 0001A may be extended by Buyer to add the additional fills required to complete Item 0001A fill and finish to make-up for underutilization due to any partial fills.

(b)	Manufacturer may invoice for the “missed fill” underutilization fee (paragraph (a)(i) above) immediately upon the occurrence of a missed fill. The Manufacturer may invoice for any

“partial fill” underutilization fee (paragraph (a)(ii) above) upon completion of each additional fill required under paragraph (a)(ii) above to make-up underutilization due to partial fill(s).

H.4	RESERVATION OF MANUFACTURING CAPACITY, GUARANTEED PAYMENT, AND ADVANCE PAYMENTS (ITEM 0002 − IND ACAM 1000 VACCINE AND/OR IND ACAM 2000 VACCINE)

(a) Reservation of Manufacturing Capacity. Manufacturer shall reserve manufacturing capacity from October 1, 2002 to August 1, 2003 to provide the manufacturing capability required by Item 0002 and to perform change-over activities under Items 0003A and 0003B.

(b) Guaranteed Payment. Buyer shall make payments totaling at least the guaranteed minimum total payment of $4,000,000 for vaccinia vaccine fills under Item 0002 during the period from October 1, 2002 to August 1, 2003. If, through Buyer’s failure to provide bulk vaccine, Manufacturer is unable to fill sufficient vaccinia vaccine to generate a revenue of at least $4,000,000 under Item 0002 for filled products delivered from October 1, 2002 to August 1, 2003, Manufacturer is entitled to a payment measured by the difference between $4,000,000 and the total amount Manufacturer was paid under Item 0002. Manufacturer may invoice for any such payments upon completion of Item 0002.

(c) Advance Payments. If Buyer fails to provide sufficient vaccinia vaccine to generate a revenue of at least ********** for each month from October 1, 2002 to August 1, 2003 for vaccine filled and delivered under Item 0002 and change-overs under Items 0003A or 0003B, Manufacturer will be entitled to advance payment of a portion of the guaranteed minimum total payment under Section H.2(b). Such advance payment(s) will be equal to the difference between ********** and Manufacturer’s earned revenue payable under Items 0002, 0003A and/or 0003B for that month. Any such advance payments shall be applied against future invoices as a credit to the Buyer whenever Manufacturer’s revenue payable in such future month(s) under Items 0002, 0003A and/or 0003B exceeds ********** For example:

Period	Manufacturer’s	Advance	Buyer’s	Manufacturer’s
	Earned Revenue	Payment	Credit	Invoiced Amount
Month 1	**********	**********	**********	**********
Month 2	**********	**********	**********	**********
Month 3	**********	**********	**********	**********
Month 4	**********	**********	**********	**********
Month 5	**********	**********	**********	**********

Manufacturer may invoice for this advance payment monthly until Manufacturer’s total revenue under Item 0002 equals the guaranteed minimum payment under Item 0002 of $4,000,000. Once Manufacturer’s total revenue under Item 0002 equals or exceeds $4,000,000, Manufacturer shall not be entitled to further advance payments under this Section H.4(c) and the then-current amount of advanced payments made shall be credited to the Buyer on future invoices, as described above.

H.5	PLANNED DATES FOR VACCINE FILL, LYOPHILIZATION, FINISH, AND CHANGEOVER

	(a)	The anticipated dates for the fill, lyophilization, and finish of ACAM 2000 under Item 0001A are attached hereto at Section J, Attachment G. The anticipated dates for the fill, lyophilization, and finish of vaccinia vaccine under Item 0002 will be established after contract award for fill and finish between October 1, 2002 and August 1, 2003. The Manufacturer shall be notified of the planned Item 0002 schedules at least 45 days prior to initiation of the required campaign and such schedule shall be added to this Subcontract at Section J, Attachments H and I.

(b)	Buyer will provide Manufacturer notice of the actual planned date for shipment of bulk vaccine to Manufacturer and the actual vaccine fill date no later than ten (10) working days prior to that fill date. Manufacturer shall fill all bulk vaccine as soon as reasonably practicable based on a fill schedule of two completed fills per week.

(c)	Buyer will provide Manufacturer at least 20 days notice prior to the initiation of any change-over under Items 0001B, 0003A, 0003B, and/or 0005B.

H.6	VALIDATION OF CONSISTENCY OF MANUFACTURE

Manufacturer shall demonstrate consistency of its fill, finish and lyopholization process by manufacturing three (3) consecutive conformance lots of ACAM 2000 vaccine that conform to subcontract requirements. Manufacturer shall be paid ********** for each conformance lot manufactured prior to demonstrating validation of the manufacturing process. For the three successful consecutive lots that demonstrate validation of the manufacturing process, Manufacturer shall also be paid upon completion of the third successful lot, the difference between the above ********** and the Item 0001A price for the filled vaccine. Thereafter, Manufacturer shall be paid the Item 0001A price for filled vaccine that conforms to subcontract requirements. If, after five attempted fill lots, CBL has been unable to establish validation of the manufacturing process; the parties shall suspend fill and finish activity to review the product and the batch records/manufacturing process to determine what changes may be required to enable successful manufacture of the vaccine.

H.7	PROHIBITION ON THE USE OF APPROPRIATED FUNDS FOR LOBBYING ACTIVITIES

The Manufacturer is hereby notified of the restrictions on the use of Department of Health and Human Service’s funding for lobbying of Federal, State and Local legislative bodies.

Section 1352 of Title 10, United Stated Code (Public Law 101-121, effective 12/23/89), among other things, prohibits a recipient (and their subcontractors) of a Federal contract, grant, loan, or cooperative agreement from using appropriated funds (other than profits from a federal contract) to pay any person for influencing or attempting to influence an officer or employee of any agency, a Member of Congress, an officer or employee of Congress, or an employee of a Member of Congress in connection with any of the following covered Federal actions; the awarding of any Federal contract; the making of any Federal grant; the making of any Federal loan; the entering into of any cooperative agreement; or the modification of any Federal contract, grant, loan, or cooperative agreement. For additional information on prohibitions against lobbying activities, see FAR Subpart 3.8 and FAR Clause 52.203-12.

In addition, the current Department of Health and Human Services Appropriations Act provides that no part of any appropriation contained in this Act shall be used, other than for normal and recognized executive-legislative relationships, for publicity or propaganda purposes, for the preparation, distribution, or use of any kit, pamphlet, booklet, publication, radio, television, or video presentation designed to support, or defeat legislation pending before the Congress, or any State or Local legislature except in presentation to the Congress, or any State or Local legislative body itself.

The current Department of Health and Human Services Appropriations Act also provides that no part of any appropriation contained in this Act shall be used to pay the salary or expenses of any contract or grant recipient, or agent acting for such recipient, related to any activity designed to influence legislation or appropriations pending before the Congress, or any State or Local legislature.

H.8	SMOKE FREE ENVIRONMENT

In compliance with Department of Health and Human Services (DHHS) regulations, all Manufacturer personnel performing work within CDC/ATSDR facilities shall observe the CDC/ATSDR smoke-free working environment policy at all times. This policy prohibits smoking in all CDC/ATSDR buildings and in front of buildings that are open to the public. This policy is also applicable to Manufacturer personnel who do not work full-time within CDC/ATSDR facilities, but are attending meetings within CDC/ATSDR facilities.

H.9	REPRESENTATIONS, CERTIFICATIONS AND OTHER STATEMENTS OF OFFERORS

The Representations, Certifications and Other Statements of Offerors submitted by Manufacturer are hereby incorporated by reference, with the same force and effect as if they were given in full text. (See Section J, Attachment E)

H.10	LABORATORY LICENSE REQUIREMENTS

The Manufacturer shall comply with all applicable FDA requirements of Section 353 of the Public Health Services Act (Clinical Laboratory Improvement Act as amended) and the Current Good Manufacturing Practice Regulations (cGMP). This requirement and any applicable current Good Laboratory Practice (cGLP) shall also be included in any subcontract for manufacturing and laboratory services under this Subcontract. This requirement shall also be included in any Subcontract for services under this Subcontract.

H.11	MANUFACTURING STANDARDS

	(a)	The Current Good Manufacturing Practice Regulations (cGMP) (21 CFR Parts 210-211 or successor regulations) will be the standard to be applied for manufacturing, processing and packing of vaccine and diluent under this Subcontract.

(b)	Manufacturer shall promptly inform the Buyer of any FDA citation of a deviation from cGMP relating to the facilities or processes related to performance of this Subcontract. If at any time during the life of the Subcontract, the items listed under this Subcontract fail to meet cGMP and/or Manufacturer fails to timely remedy a negative Food and Drug Administration Quality Assurance Evaluation to the satisfaction of the FDA, such failure shall be deemed to be a breach of a material contract requirement and shall be grounds for default termination.

(c)	If at any time during the life of the Subcontract, the Manufacturer fails to comply with cGMP in the manufacturing, processing and packaging of this vaccine and such failure results in a material adverse effect on the safety, purity or potency of this vaccine (a material failure) as identified by the Center for Biologics Evaluation and Research of the Food and Drug Administration, the Manufacturer shall have thirty (30) calendar days from the time such material failure is identified to cure such material failure. If the Manufacturer fails to take such an action within the thirty (30) calendar day period, then the Subcontract may be terminated.

H.12	INSURED LOSSES

This Subcontract procures services to manufacture smallpox vaccine for use by the Government. If the vaccine becomes damaged or destroyed during contract performance and the Manufacturer receives monies as part of any insurance coverage, the Buyer shall be entitled to receive a pro-rata share of any recovered monies.

H.13	DISSEMINATION OF INFORMATION

No information related to, obtained, or generated under this Subcontract shall be released or publicized without prior written consent of the Contractual Officer.

H.14	SECURITY REQUIREMENTS

	(a)	Security Plan Requirement

The Manufacturer shall develop and submit a written Security Plan to the Contractual Officer and Program Officer within 30 calendar days after award of the Subcontract. The Security Plan shall describe the procedures to be utilized to control the general internal operations of the firm and a description of Manufacturer’s facility(ies) in which the work will be performed–including any subcontractors. This plan shall describe the Manufacturer’s procedures to ensure against theft, tampering or destruction of the vaccinia vaccine and diluent and all related documents. This plan shall also protect the Manufacturer’s physical facilities **********

**********

This security plan shall also include the Manufacturer’s plans for conducting background investigations on all employees and subcontractors who will have access to any activity undertaken by the Manufacturer that relates to this Subcontract. The Buyer will review the plan and submit comments to the Manufacturer. The Manufacturer shall revise the Security Plan, if required, and submit a final Security Plan to the Buyer with ten (10) working days after receipt of the comments.

Performance of work under this Subcontract shall be in accordance with the Manufacturer’s approved written Security Plan.

(b)	Contract Closeout

Upon completion of the work of this Subcontract, including delivery of all required deliverables:
(1)	the Manufacturer shall submit to the Contractual Officer a statement certifying that all non-public data and information created by the Manufacturer or made available to the Manufacturer during the performance of this Subcontract has been purged from all storage components of its facilities, including computer system backup tapes, and that no source document or output has been retained by the Manufacturer, or,
(2)	if documentation is required to be maintained by the Manufacturer by law or regulation, or immediate purging is not possible, the Manufacturer shall submit a list of all such material in its control, along with the names of those with access to the material, whether access is electronic via an individual account or group account, or is physical, and shall certify that such material remaining in its control, including system backup tapes, will be safeguarded to prevent any unauthorized use or disclosure.

H.15	DELIVERY ORDER AUTHORITY

The Contractual Officer or any individual so designated by the Contractual Officer shall be the only Buyer’s officials authorized to place delivery orders under this Subcontract. The Manufacturer shall not accept any delivery order or verbal request from other Buyer personnel.

H.16	CONFIDENTIALITY OF PROPRIETARY AND OTHER INFORMATION

	(a)	Each party agrees that, during the term of this Subcontract and for a period of ten (10) years following its termination or completion, it shall (1) use any Proprietary Information disclosed to it only for the purpose of performance under this Subcontract and any follow-on subcontract as may be awarded by Acambis Inc. to the Manufacturer, (2) not disclose Proprietary Information to any third party, or to any employee who does not have a need-to-know such information, and (3) employ the same standard of care it uses to protect its own Proprietary Information. To be considered “Proprietary Information” under this clause, the information must be (a) disclosed in written or tangible form and appropriately marked as proprietary, or (b) if disclosed orally or visually, clearly identified as proprietary at the time of disclosure. Information shall not be deemed to be proprietary if such information is already known without restriction to a receiving party; or is rightfully received without restriction by the receiving party from a third party having the right to disclose the information; or becomes publicly available through no wrongful act of the receiving party; or is hereafter furnished by the disclosing party without a similar restriction on disclosure; or is independently developed by the receiving parity without breach of this agreement. The receiving party shall not be liable for inadvertent disclosure or use of the information received hereunder if, upon discovery of such, it shall take reasonable steps to prevent any further inadvertent disclosure or unauthorized use. The receiving party may make disclosures to the Government as required under the prime contract. The receiving party may make disclosures required by operation of law, provided that the receiving party shall give the disclosing party reasonable advance notice to provide the disclosing party an opportunity to contest the requirement of disclosure. No license is either granted or implied by the conveyance of Proprietary Information by either party.

(b)	Additionally, Manufacturer shall obtain a Confidentiality Agreement (See Section J, Item B) from each employee involved in the performance of this subcontract prior to the employee’s performing any task hereunder. Copies of such agreements shall be maintained in the Manufacturer’s company records and shall be available for Government or Buyer inspection upon request at Manufacturer’s facility.

H.17	GOVERNMENT PROPERTY

Manufacturer shall be responsible for the control and accountable record keeping for all Government Property under this subcontract in accordance with FAR Subpart 45.5 as supplemented by HHS Publication (OS) 74.115 entitled “Contractor’s Guide for Control of Government Property,” a copy of which will be provided upon request. Similar controls and record keeping procedures shall be used for any Buyer-furnished equipment as well.

The Chief of Material Management Branch, PGO, Centers for Disease Control and Prevention (CDC), is the Government’s Property Administrator for government property accountable under this contract. The subcontract Program Officer (or his duly authorized representative) shall be the Buyer’s Property Administrator for any Government or Buyer-furnished property under this subcontract. The Manufacturer agrees to furnish information regarding the Government property (or any Buyer-furnished property) under this contract to the respective Property Administrator, an authorized representative, or a duly designated successor(s). Any inquiry from or information proposed to be furnished to the Government Property Administrator shall be promptly reported to Buyer’s Property Administrator before furnishing information to the Government representative.

The following Government property shall be furnished to the Manufacturer under this Subcontract. Such items shall be marked as U.S. Government Property, with the Subcontract # 200-2002-00012 (CBL), the Prime Contract #200-2000-00001 (Acambis Inc, Prime Contractor) (if not already so marked when received) and shall be managed and administered while in Subcontractor’s possession in accordance with the Government Property (Fixed Price Contracts) (Dec 1989) clause, FAR 52.245.2:

**********

The Manufacturer shall not be responsible for any loss, damage, or destruction of the above Government property (hereafter referred to as “loss”), except to the extent that such loss:

(1)	has been insured by the Manufacturer, in which case, provision H.I2 shall apply, or
(2)	such loss was the result of Manufacturer’s negligence or failure to store or manufacture such vaccine in accordance with Good Manufacturing Practices (GMP) and the applicable batch records and subcontract requirements.

H.18	INDEMNIFICATION (U.S. GOVERNMENT SALES OF ACAM 1000)

The Buyer shall indemnify, defend, and hold harmless the Manufacturer from any product liability claims and associated cost resulting from acts, omissions, and mishandling of Item 0002 or 0005A ACAM 1000 vaccine sold to the U.S. Government other than matters under the Manufacturer’s direct control and responsibility. With respect to claims, losses, and liabilities for personal injury or physical property damage that arise under Item 0002 or 0005A ACAM 1000 vaccine sold to the U.S. Government, Manufacturer agrees to indemnify and hold Buyer harmless, except to the extent that such claims, liabilities or losses shall arise out of Buyer’s own negligence or the negligence of Buyer’s employees, agents or subcontractors other than Manufacturer. In no event shall either party be liable to the other, as a result of the performance of this contract for any loss of profits or any incidental, special, exemplary or consequential damages.

H.19 INDEMNIFICATION (U.S. GOVERNMENT SALES OF ACAM 1000 AND ACAM 2000)

(a) Contractor shall request the U.S. Government to indemnify the Subcontractors from certain unusually hazardous risks associated with the manufacture, kitting and ********** of the Items 0001A, 0002, and 0005A vaccine sold to the U.S. Government, as described in the following provision:

Indemnification Under Public Law 85-804 (Applicable to Vaccine Sold to the U.S. Government via Subcontracts under Prime Contracts 200-2000-00001 and 200-2002-00004)

(a)	“Subcontractor’s principal officials,” as used in this clause, means directors, officers, managers, superintendents, or other representatives supervising or directing–

(1)	All or substantially all of the Subcontractor’s business;
(2)	All or substantially all of the Subcontractor’s operations at any one plant or separate location in which this subcontract is being performed; or
(3)	A separate and complete major industrial operation in connection with the performance of this subcontract.

(b)	Under Public Law 85-804 (50 U.S.C. 1431-1435) and Executive Order 10789, as amended, and regardless of any other provision of this subcontract, the Government shall, subject to the limitations contained in the other paragraphs of this clause, indemnify the subcontractor against–

(1)	Claims (including reasonable expenses of litigation or settlement) by third persons (including the Contractor and employees of the Contractor or Subcontractors) for death; personal injury; or loss of, damage to, or loss of use of property;
(2)	Loss of, damage to, or loss of use of Contractor property, excluding loss of profit;
(3)	Loss of, damage to, or loss of use of Subcontractor property, excluding loss of profit; and
(4)	Loss of, damage to, or loss of use of Government property, excluding loss of profit.
(5)	Litigation, arbitration, or alternative dispute resolution-related expenses if Subcontractor is required by the Government or the Contractor, as a condition of indemnification, to sue insurance carriers that decline to compensate for claims for losses related to this Subcontract.

(c)	This indemnification applies only to the extent that the claim, loss, or damage:

(1)	Arises out of or results from risks defined below as “unusually hazardous” and
(2)	Is not compensated for by insurance or otherwise.

Any such claim, loss, or damage, to the extent that it is within the deductible amounts of the Subcontractor’s insurance, is not covered under this clause. If insurance coverage or other financial protection in effect on the date (Enter Date: ) the Government approving official authorized the use of this clause is reduced, the Government’s liability under this clause shall not increase as a result.

(d)	The following risks are defined to be “unusually hazardous” for the purposes of this indemnification agreement:

(1)	Alleged adverse reactions in humans resulting from administration of vaccine, vaccine placebos, or other materials used in the development of the vaccine incident to contract performance; or resulting from the administration of vaccine delivered or otherwise furnished under the contract, irrespective of whether such vaccine was furnished, delivered, or administered to humans prior to or after FDA licensure, and

(2)	The alleged release of toxic materials (including infectious agents) into the environment that is alleged to have resulted in environmental damage or human exposure to such toxic materials that were involved in the development, testing, manufacture, ********** transportation, or disposal of vaccine under the contract.
(3)	“Adverse reactions” include anaphylaxis and any other adverse reactions, whether foreseeable or not, including, but not limited to:

i.	Adverse reactions resulting from the administration of the vaccine, vaccine placebo, or other materials involved in the development of the vaccine, including challenge materials,
ii.	The failure of the vaccine to function as intended or to fail to confer immunity,
iii.	Side effects or performance of the vaccine in a manner not intended, and
iv.	Reactions that may be manifested long after exposure to the vaccine, vaccine placebo, or other materials associated with the development or manufacture of the vaccine (including challenge materials), which reactions are directly attributable to or result from the administration of such vaccine, vaccine placebo, or other materials.

(4)	“Acts of Terrorism,” meaning any act of one or more persons, whether or not agents of a sovereign power, for political or terrorist purposes and whether the loss or damage resulting therefrom is accidental or intentional.

(e)	When the claim, loss, or damage is caused by the willful misconduct or lack of good faith on the part of any of the Subcontractor’s principal officials, the Subcontractor shall not be indemnified for–
(1)	Government claims against the Subcontractor (other than those arising through subrogation); or
(2)	Loss or damage affecting the Subcontractor’s property.

(f)	Neither the Government nor the Contractor shall be liable to the Subcontractor under this or any other subcontract provision for any liability arising from Subcontractor’s indemnification of any subcontractor at a lower tier unless such lower-tier indemnification provisions have been approved in writing by both the Government and the Contractor.

(g)	The rights and obligations of the parties under this clause shall survive the subcontract’s termination, expiration, or completion. No payments shall be required to be made under this clause unless the agency head determines that the amount is just and reasonable. The Government shall pay the Subcontractor directly for any amounts payable hereunder; or may directly pay the parties to whom the Subcontractor is alleged to be or found liable.

(h)	The Subcontractors shall–

(1)	Promptly notify the Prime Contractor and the Government Contracting Officer of any claim or action against, or any loss by, the Subcontractor that may be reasonably expected to involve indemnification under this clause;
(2)	Immediately furnish to the Government and Prime Contractor copies of all pertinent papers the Subcontractor receives;
(3)	Furnish evidence or proof of any claim, loss, or damage covered by this clause in the manner and form the Government requires; and
(4)	Comply with the Government’s directions and execute any authorizations required in connection with settlement or defense of claims or actions.

(i)	The Government may direct, control, or assist in settling or defending any claim or action that may involve indemnification under this clause.

(j)	Notwithstanding any other provision of this Subcontract: (1) no settlement shall be executed involving sums to be paid by Subcontractors (e.g., deductible amounts on Subcontractor’s insurance policies) unless Subcontractors consent to the settlement; and (2) Subcontractor shall not be required to take any action in violation of any existing insurance policy.

(b) The U.S. Government has agreed that the U.S. Government shall not administer the vaccine to humans until the Government has approved indemnification under P.L. 85-804. If and when the U.S. Government approves indemnification of the Subcontractors, the above provision, as revised to the extent required by the U.S. Government, shall be incorporated into this subcontract.

H.20      SOLICITATION OF EMPLOYEES

Each of the parties agrees that, during the term of this Subcontract and for a period of one (1) year thereafter, it will not directly solicit or recruit the employees of the other party associated with the performance of this Subcontract. Nothing herein shall preclude any employee of either party from pursuing and securing employment opportunities with the other party on such employee’s own initiation.

H.21      ASSIGNMENT OF CLAIMS

Assignment of this Subcontract, or any interest therein, or any payment due or to become due thereunder, without the prior written consent of Buyer shall be void. Should Buyer approve any assignment thereof, in no event shall any copy of any part or all of this Subcontract which is marked “Top Secret”, “Secret,” “Confidential”, or “Proprietary Information” be furnished to any assignee of any claim arising under this Subcontract, or to any person not entitled to receive the same, without prior written consent of Buyer.

H.22      WAIVER OF BREACH

No waiver of a breach of any provision of this Subcontract shall constitute a waiver of any other breach of such provision. Failure of either party to enforce at any time, or from time to time, any provision of this Subcontract shall not be construed as a waiver thereof. The remedies herein shall be cumulative and additional to any other remedies in law and in equity.

H.23      COMPLIANCE WITH LAWS

Manufacturer agrees to comply with all applicable federal, state and municipal laws and ordinances and all rules and regulations thereunder, and all provisions required thereby to be included herein are hereby incorporated by reference.

H.24      INDEPENDENT CONTRACTOR

It is understood and agreed that Manufacturer shall be deemed to be an independent contractor in all its operations and activities hereunder; that the employees furnished by Manufacturer to perform work hereunder shall be deemed to be Manufacturer’s employees exclusively, without any relation to Buyer as employees of an independent contractor; that said employees shall be paid by Manufacturer for all services in this connection, and that Manufacturer shall be responsible for all obligations and reports covering social security, unemployment insurance, workers’ compensation, income tax, and other reports and deductions required by state or federal law.

H.25      CLAUSE MODIFICATION REQUIRED BY BUYER’S CUSTOMER

Manufacturer agrees to incorporate into this Subcontract any revised clause or additional clause as Buyer may reasonably deem necessary to enable Buyer to comply with the provisions of the prime contract with the Government and any modifications thereto. If such revised clause or additional clause causes any increase or decrease in the cost of or time required for performance of the contract work, an equitable adjustment shall be made in accordance with the Changes clause hereof.

H.26      DEFAULT FOR INSOLVENCY

Buyer may terminate forthwith this contract for default in the event of the occurrence of any of the following: (i) insolvency of the Manufacturer (Manufacturer shall be deemed to be insolvent if it has ceased to pay its debts in the ordinary course of business or cannot pay its debts as they become due, whether it has filed for bankruptcy or not and whether insolvent within the meaning of the Federal Bankruptcy Code or not); (ii) the filing of a voluntary petition to have Manufacturer declared bankrupt; (iii) the appointment of a receiver or trustee for Manufacturer; or (iv) the execution by Manufacturer of an assignment for the benefit of creditors.

H.27      DISPUTES

Any dispute arising under, out of, or in connection with this Subcontract, that is not resolved by agreement of the parties, may be resolved by alternative dispute resolution procedures as may be agreed to by the parties or by appropriate legal proceedings. Such legal proceedings between the parties shall be brought and jurisdiction and venue shall be proper only in the Federal District Court for the District of Massachusetts or, if jurisdiction is lacking, the Courts of the Commonwealth of Massachusetts. Pending any decision, appeal, or judgment, or the settlement of any such dispute, Manufacturer shall proceed diligently with the performance of the work under this Subcontract (except to the extent that Buyer has cancelled or terminated the contract work).

H.28      GOVERNING LAW

The validity, construction, scope and performance of this Subcontract, including any attachments and modifications hereto, and all disputes related thereto, shall be governed by the laws of the Commonwealth of Massachusetts, without regard to its “Choice of Law” provisions; except that with respect to any provisions hereof which are governed by the laws of United States of America, said laws of the United States shall apply, and with respect to any provisions “flowed down” from the Prime Contracts or based upon FAR clauses, such provisions shall be interpreted and governed by that body of federal procurement law interpreting such provisions.

H.29      VALIDITY OF INDIVIDUAL PROVISION

The invalidity, in whole or in part, of any provision of this Subcontract shall not void or otherwise affect the validity of any other provision.

Section I – Contract Clauses

Section I – 1 – Clauses Incorporated By Reference

52.252-2 CLAUSES INCORPORATED BY REFERENCE (FEB 1998)

The Federal Acquisition Regulation (FAR) and Health And Human Services Supplemental Acquisition Regulation (HHSAR) clauses identified herein below are hereby incorporated into this Subcontract by reference with full force and effect. The additional HHSAR clauses augment and supplement the FAR clauses, taking precedence thereover to any extent inconsistent therewith.

All such clauses, as well as any other FAR or HHSAR clauses referred to elsewhere in this Subcontract, shall with respect to the rights, duties, and obligations of the Buyer and the Manufacturer thereunder, be interpreted and construed in such manner as to recognize and give effect to (i) the contractual relationship between the Buyer and Manufacturer under this Subcontract and (ii) the rights of the Government with respect thereto under the prime contract from which such clauses are derived. Where rights, duties and obligations are expressed herein as applying to the “Government” the “United States,” or the “Contracting Officer”, they shall generally apply by reason of the flow down to the “Buyer”; and where expressed herein as applying to the “Contractor”, they shall generally apply by reason of the flow down to the “Manufacturer”. However, the terms “Government” or “Contracting Officer” do not change (i) in the phrases “Government Property”; “Government-Owned Property,” “Government Equipment” or “Government-Owned Equipment”; (ii) when a right, act, authorization or obligation can only be exercised by the Government or the Contracting Officer under the prime contract or his duly authorized representative, (iii) when title to property is to be transferred directly to the Government, (iv) where specifically noted below, and (v) in FAR 52.227-1 and 52.227-2.

FAR SOURCE	TITLE AND DATE

52.215-21	Requirements for Cost or Pricing Data or Information Other Than Cost or Pricing Data – Modifications (Oct 1997) Alternate I (Oct 1997)
52.227-1	Authorization and Consent (Jul 1995) Alternate I (Apr 1984)
52.227-2	Notice and Assistance Regarding Patent and Copyright Infringement (Aug 1996)
52.227-14	Rights in Data–General (Jun 1987), Alternate I (Jun 1987)
52.227-16	Additional Data Requirements (Jun 1987)
52.232-1	Payments (Apr 1984)
52.232-17	Interest (Jun 1996)
52.232-23	Assignment of Claims (Jan 1986)
52.242-13	Bankruptcy (Jul 1995)
52.243-1	Changes-Fixed Price (Aug 1987) (Alt V)(Apr 1984)
52.245-2	Government Property (Fixed Price Contracts) (Dec 1989)

HHSAR SOURCE	TITLE AND DATE

352.224-70	Confidentiality of Information (Apr 1984)
352.232-9	Withholding of Contract Payment (Apr 1984)

Section I – 2 – Clauses Incorporated In Full Text

I.2	FAR 52.216-18 ORDERING (OCT 1995) (MODIFICATION) (Items 0003A, 0003B, 0004A, 0004B, 0005A, 0005B, and 0006)

(a)	Any supplies and services to be furnished under this Subcontract shall be ordered by issuance of delivery orders or task orders by the individuals or activities designated in the Schedule. Such orders may be issued from the date of award through the expiration date of the contract.

(b)	All delivery orders or task orders are subject to the terms and conditions of this contract. In the event of conflict between a delivery order or a task order and this Subcontract, this Subcontract shall control.

(c) Deleted.

I.3	FAR 52.216-19 ORDER LIMITATIONS (OCT 1995) (MODIFICATION) (Items 0003A, 0003B, 0004A, 0004B, 0005A, 0005B, and 0006)

(a)	Minimum Orders.

(1)	When the Buyer requires supplies or services covered under Subcontract Items 0004A or 0004B of this Contract in an amount less than the manufacture, fill and finish of ********** vials of diluent, the Manufacturer is not obligated to furnish those supplies and related services under the contract.

(2)	When the Buyer requires supplies or services covered by Subcontract Item 0005A of this Contract in an amount less than the fill and finish of ********** vials of vaccine, the Manufacturer is not obligated to furnish those supplies and related services under the contract.

(3)	When the Buyer requires supplies or services covered by Subcontract Item 0006 of this Contract in an amount less than the manufacture, fill and finish of ********** vials of diluent, the Manufacturer is not obligated to furnish those supplies and related services under the contract.

(b) Maximum Orders.

(1)	Subcontract Items 0004A and 0004B have no maximum order quantity.

(2)	For Subcontract Item 0005A, the Manufacturer is not obligated to honor any single order in excess of ***** vials of vaccine.

(3)	For Subcontract Item 0006, the Manufacturer is not obligated to honor any single order in excess of ******* vials of diluent.

(c) Items 0003A, 0003B, and 0005B have no minimum or maximum order quantity.

(d)	Notwithstanding paragraph (b) of this section, the Manufacturer shall honor any order exceeding the maximum order limitations in paragraph (b), unless that order (or orders) is returned to the ordering office within five (5) working days after issuance, with written notice stating the Manufacturer’s intent not to fill and finish the item (or items) called for and the reasons.

I.4	FAR 52.216-22 INDEFINITE QUANTITY (OCT 1995) (Modification) (Items 0003A, 0003B, 0004A, 0004B, 0005A, 0005B, and 0006)

(a)	This is an indefinite-quantity contract for the supplies or services specified, and effective for the period stated, in the Schedule. The quantities of supplies and services specified in the Schedule are estimates only and are not purchased by this contract.

(b)	Delivery or performance shall be made only as authorized by orders issued in accordance with the Ordering clause. The Manufacturer shall furnish to the Buyer, when and if ordered, the supplies or services specified in the Schedule up to and including the quantity designated in the Schedule as the "maximum." The Buyer shall order at least the quantity of supplies or services designated in the Schedule as the "minimum."

(c)	Except for any limitations on quantities in the Order Limitations clause or in the Schedule, there is no limit on the number of orders that may be issued. The Buyer may issue orders requiring delivery to multiple destinations or performance at multiple locations.

(d)	Any order issued during the effective period of this contract and not completed within that period shall be completed by the Manufacturer within the time specified in the order. The contract shall govern the Manufacturer's and Buyer’s rights and obligations with respect to that order to the same extent as if the order were completed during the contract's effective period.

I.5      FAR 52.244-6 SUBCONTRACTS FOR COMMERCIAL ITEMS AND COMMERCIAL COMPONENTS (OCT 1998)

(a)	Definitions.

“Commercial item”, as used in this clause, has the meaning contained in the clause at 52.202-1, Definitions.

“Subcontract”, as used in this clause, includes a transfer of commercial items between divisions, subsidiaries, or affiliates of the Contractor or subcontractor at any tier.

(b)	To the maximum extent practicable, the Manufacturer shall incorporate, and require its subcontractors at all tiers to incorporate, commercial items or nondevelopmental items as components of items to be supplied under this contract.

(c)	Notwithstanding any other clause of this contract, the Manufacturer is not required to include any FAR provision or clause, other than those listed below to the extent they are applicable and as may be required to establish the reasonableness of prices under Part 15, in a subcontract at any tier for commercial items or commercial components:

(1) 52.222-26, Equal Opportunity (E.O. 11246);

(2)	52.222-35, Affirmative Action for Disabled Veterans and Veterans of the Vietnam Era (38 U.S.C. 4212(a));

(3)	52.222-36, Affirmative Action for Workers with Disabilities (29 U.S.C. 793); and

(4)	52.247-64, Preference for Privately-Owned U.S.-Flagged Commercial Vessels (46 U.S.C. 1241) (flow down not required for subcontracts awarded beginning May 1, 1996).

(d)	The Manufacturer shall include the terms of this clause, including this paragraph (d), in subcontracts awarded under this contract.

I.6	DEFAULT (FIXED PRICE)

(a)(1) The Buyer may, subject to paragraphs (c) and (d) of this clause, by written notice of default to the Manufacturer, terminate this Subcontract in whole or in part if the Manufacturer fails to –

(i)	Deliver the supplies or to perform the services within the time specified in this Subcontract or any extension

(ii)	Make progress, so as to endanger performance of this Subcontract (but see subparagraph (a)(2) of this clause); or

(iii)	Perform any of the other provisions of this Subcontract (but see subparagraph (a)(2) of this clause).

(2)	The Buyer’s right to terminate this Subcontract under subdivisions (a)(1)(ii) and (1)(iii) of this clause, may be exercised if the Manufacturer does not cure such failure within 10 days (or more if authorized in writing by the Contractual Officer) after receipt of the notice from the Contractual Officer specifying the failure. The failure of Buyer to issue such notice to the Manufacturer, or to give the Manufacturer at least 10 days within which to cure its failure to perform under subdivisions (a)(1)(ii) or (1)(iii), shall not be a basis to invalidate a default termination if, in fact, the Manufacturer was either failing to make progress so as to endanger performance or was in breach of a material contract requirement.

(b)	If the Buyer terminates this Subcontract in whole or in part, it may acquire, under the terms and in the manner the Contractual Officer considers appropriate, supplies or services similar to those terminated, and the Manufacturer will be liable to the Buyer for any excess costs for those supplies or services. However, the Manufacturer shall continue the work not terminated.

(c)	Except for defaults of subcontractors at any tier, the Manufacturer shall not be liable for any excess costs if the failure to perform the Subcontract arises from causes beyond the control and without the fault or negligence of the Manufacturer. Examples of such causes include (1) acts of God or of the public enemy, (2) acts of the Government in either its sovereign or contractual capacity, (3) fires, (4) floods, (5) epidemics, (6) quarantine restrictions, (7) strikes, (8) freight embargoes, and (9) unusually severe weather. In each instance the failure to perform must be beyond the control and without the fault or negligence of the Manufacturer.

(d)	If the failure to perform is caused by the default of a subcontractor at any tier, and if the cause of the default is beyond the control of both the Manufacturer and subcontractor, and without the fault or negligence of either, the Manufacturer shall not be liable for any excess costs for failure to perform, unless the subcontracted supplies or services were obtainable from other sources in sufficient time for the Manufacturer to meet the required delivery schedule.

(e)	If this Subcontract is terminated for default, the Buyer may require the Manufacturer to transfer title and deliver to the Buyer or to the Government, as directed by the Contractual Officer, any (1) completed supplies, and (2) partially completed supplies and materials, parts, tools, dies, jigs, fixtures, plans, drawings, information, and contract rights (collectively referred to as “manufacturing materials” in this clause) that the Manufacturer has specifically produced or acquired for the terminated portion of this Subcontract. Upon direction of the Contractual Officer, the Manufacturer shall also protect and preserve property in its possession in which the Buyer or the Government has an interest.

(f)	The Buyer shall pay contract price for completed supplies delivered and accepted. The Manufacturer and Contractual Officer shall agree on the amount of payment for manufacturing materials delivered and accepted and for the protection and preservation of the property. The Buyer may withhold from these amounts any sum the Contractual Officer determines to be necessary to protect the Buyer against loss because of outstanding liens or claims of former lien holders.

(g)	If, after termination, it is determined that the Manufacturer was not in default, or that the default was excusable, the rights and obligations of the parties shall be the same as if the termination had been issued for the convenience of the Buyer.

(h)	The rights and remedies of the Buyer in this clause are in addition to any other rights and remedies provided by law or under this Subcontract. Additionally, if the Buyer elects to waive its right to terminate the Manufacturer for default under paragraph (a)(1)(i) or (iii) by accepting late deliveries or nonconforming performance, the Buyer shall retain the right to recover any damages allowed by law resulting from the Manufacturer’s breach of its Subcontract obligations.

Section J – List of Attachments

A	Vaccine and Diluent Statements of Work & Schedule A, Agreement of Technical Responsibility

B      Confidentiality Agreement

C      CBL Security Plan (when submitted and approved after award)

E	Acambis Delivery Order (See Section G.1)

F	Certificate of Conformance (See Section G.1)
D	Chesapeake Biological Laboratories Inc’s Representations, Certifications and Other Statements of Offerors

G	Planned Vaccine Schedule – US Government IND ACAM 2000 (Item 0001A)

H	Planned Vaccine Schedule – Commercial IND ACAM 2000 (Item 0002) [Buyer shall set the schedule of exact fill dates after contract award]

I	Planned Vaccine Schedule – US Government IND ACAM 1000 (Item 0002) [ Buyer shall set the schedule of exact fill dates after contract award]

Section J, Attachment A

Subcontract 200-2002-00012 (CBL)
Acambis Prime Contractor

Vaccine Statement of Work
Diluent Statement of Work
Agreement of Technical Responsibility

Section J, Attachment A

Statement of Work for ACAM 1000 & 2000 Vaccine –
Acambis Contract
Subcontract 200-2002-00012 (CBL)

A.	CBL’s responsibilities as to the commercial manufacturing of the Product

1.	Prepare master batch (production) record that will be reviewed and approved by Acambis no later than one week prior to the first manufacturing run.

2.	Receive API (active pharmaceutical ingredient) from Acambis, store at [***] API to be stored under GMP conditions until manufactured by CBL. Product will be manufactured on a first in/first out basis.

3.	CBL will store at most, [***] API transport vessels of Product.

4.	Thaw product in advance of manufacturing in accordance with the master batch record and commence filling upon attainment of appropriate temperature and any other conditions as specified in the master batch record.

5.	The Product will be thawed and temperature maintained at [***] while the Product is being filled into vials. The transport vessel will contain approximately [***] of the Product (including an overage of [***] required to complete the fill operation which is anticipated to result in the filling of no more than [***] vials, no more than 2 fills per week, on week days, with two days of separation between fills). Each vial shall contain the volume of product as specified in the master batch record. The total of all vials produced will be designated as a lot (batch) and will be assigned a unique CBL lot number for regulatory tracking purpose.

6.	Acambis is responsible for contracting and paying for those tests set forth in Table A as being performed at BioReliance. CBL is responsible for providing BioReliance with the appropriate number and volume of samples for analysis.

7.	At the completion of the filling operation, CBL shall remove the appropriate number and volume of samples for performance of [***] test by BioReliance and retain samples (freeze at [***]) per Table A and the master batch record.

8.	Immediately upon completion of filling, the lot of vials will be placed in a [***] lyophilizer and processed in accordance with the master batch record and the specifications set forth therein.

9.	The Product lot, upon completion of lyophilization, will be capped and crimped with the CBL lot number printed on the crimp in accordance with the production batch record.

10.	The lot will be visually inspected in accordance with specifications contained in the master batch record and recorded in the production batch record.

11.	The inspected Product will be bulk packaged in accordance with the Batch record and stored at [***] until shipping. Exact packaging/shipping parameters to be established in the master batch record as agreed between CBL, Acambis and Acambis’s designee. The bulk package of vaccine shall be labeled.

12.	All times during which product is exposed to ambient temperatures (during filling and between lyophilization and storage of final containers at [***] will be minimized and the time intervals recorded in batch records.

13.	Final filled containers will be subjected to QC tests as specified in Table B. CBL is responsible for the Table B tests except for those designated as performed by Acambis and BioReliance. CBL is also responsible for providing BioReliance and Acambis with the appropriate number and volume of samples for analysis.

14.	CBL will be provided with validated packaging and shipping instructions specifying the manner of packaging and shipping conditions for the Product as written in the master batch record.

15.	Upon successful completion of those tests performed by CBL, CBL will notify Acambis and Acambis’s designee that Product is available for pick-up.

16.	Acambis or its designee will arrange for shipment of CBL-released product from CBL, with pick up from CBL at a mutually agreeable time.

17.	Acambis will not request CBL to simultaneously store more than [**] completed lots of Product within its refrigerated warehouse at [***].

18.	CBL will provide a Summary of CBL Test Results that will contain results of those tests that CBL is required to perform according to Tables A and B to Acambis within two weeks of completion of each production.

19.	CBL will invoice Acambis after Product or diluent is available for pick up by Acambis or its designee and upon completion of CBL’s batch record review and approval. CBL will submit a Certificate of Conformance with the invoice.

20.	The invoice amount will be in accordance with Section B of the subcontract.

B.      Acambis’s responsibilities as to the commercial manufacturing of the Product

1.	Acambis will supply API to CBL with a bioburden of not more than [***]. Reference samples will be taken and shipped as set forth in the master batch record.

2.	Acambis will review and approve the master batch record that CBL uses to manufacture Acambis’s product.

3.	Acambis is responsible for contracting and paying for all testing not specifically designated in Table B to CBL.

4.	Acambis will specify a validated shipping method for both inbound API and outbound Product at CBL.

5.	Acambis will be responsible for the final release of the Product for central storage at Acambis’s designee.

C.      Tables

Table A – In-Process Testing

Test Name	Testing Laboratory	Specification(s)	When Performed
[***]	BioReliance	[***]	End of fill operation and prior to lyophilization
[***]	Acambis	[***]	End of fill operation and prior to lyophilization

Table B – Final Container QC Tests and Certificates of Analysis

Specification	Testing Laboratory	Specification
[***]	BioReliance	[***]
[***]	CBL	[***]
[***]	CBL	[***]
[***]	BREL	[***]
[***]	CBL	[***]
[***]	Acambis	[***]
[***]	Acambis	[***]
[***]	Acambis	[***]
[***]	Acambis	[***]
[***]	Acambis	[***]

Section J, Attachment A

Statement of Work for Diluent –
Acambis Contract
Subcontract 200-2002-00012 (CBL)

A.      CBL’s responsibilities as to the commercial manufacturing of the Diluent

1.	Prepare Technical Specifications, Directions for Testing and Master Batch production Record (MBPR) that will be reviewed and approved by Acambis.

2.	Acquire pharmaceutical ingredients and components for diluent production. Retain all records and Certificates of Analysis (CoA) of raw materials. Provide copies of all CoA’s to Acambis. Vials, stoppers, seals and labels will be pre-approved by Acambis.

3.	Manufacture three (3) lots with sufficient vials for performing ICH stability.

4.	Formulate product in accordance with MBPR and aseptically fill product into vials.

5.	The formulation vessel will contain approximately [***] liters of the Diluent that is anticipated to result in the filling of an estimated [***] vials. Each vial to contain 0.6 ml of diluent. The total of all vials produced will be designated as a lot and will be assigned a unique CBL lot number for regulatory tracking purposes.

6.	CBL will perform in-process and release tests as specified in the Directions for Testing and the MBPR batch record. A schedule of such tests is set forth in Table A.

7.	Samples of the Diluent will be subjected to sterility testing using a [***]. This assay will be designed to meet or exceed the requirements set forth in 21 CFR 610.12, USP 25 and/or European Pharmacopoeia [EP]. A test for [***] will also be performed for validation.

8.	Immediately upon completion of filling, the lot of vials will be stoppered, capped and crimped with the CBL lot number printed on the crimp.

9.	The lot will be visually inspected in accordance with specifications contained in the master batch record.

10.	The inspected Diluent will be bulk packaged, stored and shipped in accordance with the master batch record. Storage and shipping shall be at [***] in temperature controlled inventory. Exact packaging/shipping parameters are to be arranged between CBL, Acambis and Acambis’s Designee. The bulk packages of diluent shall be labeled.

11.	CBL will be provided with validated shipping instructions specifying the manner and shipping conditions for the Diluent.

12.	Upon successful completion of [***] and other applicable release tests, CBL will notify Acambis and Acambis’s designee that the released Diluent is available.

13.	Acambis or its designee will arrange for shipment of released product from CBL, with pick up from CBL’s loading dock at a mutually agreeable time.

14.	Acambis will not request CBL to store more than [***] completed lots of Diluent within its warehouse.

15.	CBL will provide a Certificate of Analysis (C of A) that will contain the information that is set forth in Table B.

16.	Upon packaging of the Diluent and notification to Acambis that a standard C of A has been issued for the Diluent, CBL will submit a Certificate of Conformance to Acambis and invoice for the Diluent.

17.	CBL will perform [***] on the first three lots of diluent.

18.	The invoice amount will be in accordance with Section B of the subcontract.

19.	CBL will be responsible for the final release of bulk packaged Diluent.

B.      Acambis’s responsibilities as to the commercial manufacturing of the Diluent

1.	A validated shipping method will be provided by Acambis for outbound Diluent at CBL.

C.      Tables

Table A – In-Process Training

Test Name	Specification(s)	When Performed
[***]	[***]	QC-1
[***]	[***]	QC-1
[***]	[***]	QC-2

Table B – Certificate of Analysis

Specification	Value/Determination	CBL Test Method
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

Section J, Attachment A

Statement of Work –
Acambis Contract
Subcontract 200-2002-00012

SCHEDULE “A”
AGREEMENT OF TECHNICAL RESPONSIBILITY

Technical Agreement of Responsibility for:

This document constitutes the Technical Agreement of Responsibilities for contract pharmaceutical manufacture and/or packaging by a third party.

It defines the individual responsibilities of Acambis Inc. (AI) and Chesapeake Biological Laboratories, Inc. (CBL), and in particular defines who is responsible for the cGMP aspects of manufacturing and specifies the way in which the Qualified Person releasing product batches for sale ensures that they comply with applicable FDA Regulations and Specifications for the Product.

The Technical Agreement takes the form of a detailed checklist of all the activities associated with pharmaceutical production, analysis, release and distribution. Responsibility for each activity is assigned either to AI or CBL, or not applicable in the appropriate tick box. It is then appended to the legal contract which covers the commercial and other aspects of the agreement between the parties. In the event of a conflict between terms of this technical agreement and the legal contract to which it is appended, the terms of the legal contract shall govern.

ACAMBIS INC. 38 Sidney Street Cambridge MA 02139	CHESAPEAKE BIOLOGICAL LABORATORIES, INC. 1111 South Paca Street Baltimore MD 21230

Name:	Name:

(Print/Type)	(Print/Type)

Title:	Title:

Signature:	Signature:

Date:	Date:

NO.	RESPONSIBILITIES	NOT APPLICABLE	AI	CBL
1	COMPLIANCE REQUIREMENTS
1.1	Warrant that the product(s) will be manufactured, packaged and held in accordance with all applicable FDA requirements and/or applicable regulatory agencies.			X
1.2	Manufacture and package product in adherence to the approved batch production record.			X
1.3	Permit audits of all relevant premises, procedures and documentation by AI, and permit inspection by Regulatory Authorities			X
1.4	Not to subcontract any of the work to a third party without prior agreement.			X
1.5	Utilize an agreed upon procedure for change over between manufacturing vaccinia and any other vaccine, in order to preclude cross-contamination of products.			X
1.6	Provide copies of all information supporting annual product reviews, correspondence to approved drug application on CMC or labeling issues for products manufactured for AI.		X	X
1.7	Notify AI of any proposed changes to the facilities, process, materials, testing that may impact the approved registration.			X
1.8	Provide copies of any Form 483s or Warning Letters within seven days of receipt and subsequent response(s) relating to the product or facilities used to produce, test or package the product.			X
1.9	CBL to notify Acambis on a situation or field alert related major quality event related to safety, purity or efficacy.			X
1.10	Notify AI within 24 hours of any situation that may compromise the safety, purity or efficacy (as defined by FDA Regulations) for product manufactured for AI.			X
1.11	Represent that it is not debarred under the Generic Drug Enforcement Act of 1992 or employ or use the services of any individual who is debarred or who has engaged in activities that could lead to being debarred.			X
1.12	Conduct operations in compliance with applicable environmental, occupational health and safety laws and regulations.			X
1.13	Perform and maintain all appropriate validation currently including but not limited to: process, cleaning, computer, packaging and sterilization.			X
1.14	CBL will cooperate with AI to investigate and resolve all medical and non-medical product complaints.		X	X
2	PRODUCTION AND TESTING OF FILLED VIALS (BULK MATERIAL)
2.1	Master Formula (or product structure)		X
2.2	Product specification(s)		X
2.3	Batch identification system for bulk manufacture			X

NO.	RESPONSIBILITIES	NOT APPLICABLE	AI	CBL
2.4	Qualification, approval of active pharmaceutical ingredient (API) supplier(s)		X
2.5	Procurement of API’s (include Certificates of Analysis, COA)		X
2.6	Storage of API’s			X
2.7	Sampling of API’s		X
2.8	Release of API’s		X
2.9	Qualification, approval of filing components		X	X
2.10	Procurement of filling components (include COA)			X
2.11	Storage of filling components			X
2.12	Sampling of filling components and inactive substances		X	X
2.13	Inspections, analysis of filling components (include documentation, COA)			X
2.14	QA Release of filling components			X
2.15	Process Validation		X	X
2.16	Cleaning Validation		X	X
2.17	Bill of Materials (BOM) for vial filling			X
2.18	Manufacturing Instructions (Production Batch Record)			X
2.19	Manufacturing of bulk material (including batch documentation)			X
2.20	Document, investigate and resolve deviations from approved manufacturing instructions or specifications. AI to review and approve prior to product release.		X	X
2.21	Bulk material sampling plan			X
2.22	Sampling of bulk material			X
2.23	Analysis of bulk material (samples taken by CBL and sent to BREL)			X
2.24	Certificate of analysis for bulk material (diluent)			X
2.25	Equipment and instrument maintenance and calibration			X
3	STERILIZATION, INSPECTION, PACKAGING OF FINISHED PRODUCT
3.1	Finished product specification(s)		X
3.2	Batch identification system for finished product			X
3.3	Artwork and labeling text (carton, leaflet, label, etc)		X
3.4	Labeling review and approval		X
3.5	Specifications for packaging materials. AI to review and approve.		X	X
3.6	Qualification and approval of packaging components and labeling suppliers. AI to review and approve.		X	X
3.7	Procurement of packaging materials			X
3.8	Bill of Materials (BOM) for packaging. AI to review and approve.		X	X
3.9	Packaging Instructions (POI for packaging). AI to provide packaging instructions.		X	X

NO.	RESPONSIBILITIES	NOT APPLICABLE	AI	CBL
3.10	Packaging operations (include documentation)			X
3.11	In-process standards of operations			X
3.12	In-process standards of operations during packaging (include documentation)			X
3.13	Finished product sampling plan		X
3.14	Document, investigate and resolve any deviation from approved packaging instructions or specifications. AI to review and approve prior to product release.		X	X
4	TESTING AND RELEASE OF FINISHED PRODUCT
4.1	Equipment and instrument maintenance and calibration			X
4.2	Analysis of finished product by QA		X	X
4.3	Release of finished product by QA		X	X
4.4	Review of Batch Record including all pertinent documentation and data. AI to review and approve.		X	X
4.5	Certificate of analysis for finished product testing for diluent			X
4.6	Complaints Collection and logging Investigation and issue of reports Follow up corrective action		X X X X	X X X X
4.7	Annual product review. AI to review and approve.		X	X
4.8	Product Recall
Decision to initiate recall
Approval of wording of notification to appropriate regulatory agencies
Notification to appropriate regulatory agencies
Management of recall
	Reconciliation of returned product		X X X X X
4.9	Responsibility to Authorities
Liaison with Regulatory Authorities for approval, maintenance and updating of drug application
Maintain safety/hazard and handling data on product and raw materials
Liaison with Health and Safety Authorities
	Liaison with Environmental Protection Authorities (Pollution Prevention)		X	X X X
4.10	Special test requirements (specify): AI to advise and include in product specification.		X	X
4.11	Maintain all batch records for a minimum of five (5) years and supply all such records to AI on request.			X
4.12	Summary of CBL Test Results			X
5	STORAGE AND TRANSPORTATION OF BULK MATERIAL, FINISHED PRODUCT AND WASTE DISPOSAL
5.1	Storage of bulk material up to packaging			X

NO.	RESPONSIBILITIES	NOT APPLICABLE	AI	CBL

5.2	Storage of finished product up to 4 lots of Product and 3 lots of diluent, ensuring proper temperature controls for both Product and diluent.			X
5.3	Transportation of finished product for transport to AI’s designee			X
5.4	Packaging of finished product for transport to AI’s designee			X
5.5	Specifications for transport under special conditions		X
5.6	Insurance for transportation of finished product		X
5.7	Final storage of finished product by AI designee		X
5.8	Customs formalities		X
5.9	Disposal of waste			X
5.10	Validation of transportation of finished product		X
5.11	Disposal of special waste, eg toxic waste, solvents, etc (specify nature of waste and special disposal methods required)			X
5.12	Hold lots under investigation until resolved			X
6	DOCUMENTATION
6.1	Provide the following documentation to AI for each batch of product:
	– Bill of Materials (BOM) for bulk manufacture			X
– Certificates of analysis for all raw materials/components provided by CBL
	– Weighing sheets, including record of raw material lot numbers			X
	– Complete manufacturing and control instructions, special notes and precautions			X
– Completed batch production records
– Reports of investigations of deviations to test results or batch production records
– Quality Control Certificate of Analysis including:
   – Tests performed
   – Test methods used
   – Amendments to test protocols, if relevant
   – Test specifications
   – Date of release
	– Signature of responsible individual performing release			X X X X X X
	–Other documentation (specify) AI to specify		X	X
6.2	Accountabilities for product after key manufacturing steps: filling, inspection, sterilization, labeling, packaging. Any accountability outside pre-established limits must be investigated and a copy of the investigation included. AI to review and approve prior to Product release.		X	X

Section J, Attachment B
Subcontract 200-2002-00012 (CBL)

Acambis Prime Contractor

Confidentiality Agreement

CONFIDENTIALITY AGREEMENT
for
Access to Information Technology Resources at the
Centers for Disease Control and prevention and
Limitation on Disclosure of Sensitive Information
under Contract No. [******]

As an employee or subcontractor of <name of contractor>, THE PARTICIPANT requires a wide range of access to confidential information and federal information technology (IT) resources and information maintained by the Centers for Disease Control and Prevention (CDC), an agency of the U.S. Department of Health and Human Services.

In consideration for the following mutual covenants, the parties agree as follows:

1.	Within the context of CDC Contract No. [******], and in accordance with the terms of this agreement, CDC grants limited access to the following:

A.	The federal information technology (IT) resources generally described in Table 1.

B.	<Specific limitations or specifications relative to the agreement, such as (A) “Access to data, systems, communications channels and other IT resources which are not directly tied to the testing and remediation of hardware is prohibited” or (B) “Databases and/or public use data tapes derived from information collected under an Assurance of Confidentiality authorized by Section 308(d) of the Public Health Service Act, also listed in Table 1”.>

2.	THE PARTICIPANT acknowledges that within the CDC environment, a variety of restricted access information is held, the vast bulk of which is categorized as “Sensitive but Unclassified”, and that in the performance of CDC Contract No [******], the participant may require access to such limited access information. Categories of limited access information include the following:

Health and health-related data on individuals, groups, entities, some of which identify individuals

Federal Privacy Act “systems of records”

Information exempted from release under Freedom of Information Act

Proprietary data

National Defense-related information

Information subject to contractual restrictions on access

Information covered by a Certificate or Assurance of Confidentiality (P.H.S. Act, Sections 301(d) and 308(d))

Data collected under other specific legislative mandates (Tobacco, Transfer of biologicals …)

Data identified as pre-release, internal working papers, etc of federal agency.

3.	THE PARTICIPANT acknowledges the sensitive and confidential nature of the information covered by this agreement and agrees to employ all reasonable efforts to maintain such information secret and confidential, such efforts to e no less than the degree of care employed by <name of contractor> to preserve and safeguard <name of contractor>’s own information.

4.	THE PARTICIPANT agrees to utilize any information accessed through the performance of CDC Contract No. [******] solely for the purpose of performing that Contract.

5.	THE PARTICIPANT has read and agrees to be bound by CDC policies and standards regarding confidentiality and use of federal IT resources (attached). Further, THE PARTICIPANT agrees to attend one hour of training by the contractor’s normal IPASS training staff or Business/Security Steward on information security and the use of IT resources at CDC.

6.	THE PARTICIPANT agrees to refrain from any of the following prohibited uses:

A.	Disclosing, revealing or giving to anyone information accessed under CDC Contract No. [******] except to employees of <name of contractor> who have a need for the information and who are bound to it by like obligation as to confidentiality, without the express written permission of CDC.

B.	Attempting to override or avoid security and integrity procedures and devices established by CDC, or its components, to control access to federal IT resources.

C.	Attempting to override or avoid security and integrity procedures and devices established by outside organizations to control access to their information systems and IT resources.

D.	Using hardware and/or software, or downloading software, that is not specifically authorized in writing by the Project Officer.

E.	Violating copyrights or software licensing agreements.

F.	Using CDC’s name or logos to misrepresent, as falling under CDC auspices, personal materials or materials one produces on behalf of an approved group.

7.	Upon expiration of this Agreement or CDC Contract No. [******], THE PARTICIPANT agrees to destroy or return to CDC any information accessed through the performance of contract that falls under one or more of the categories listed under paragraph 2 above and that was copied, printed or otherwise duplicated.

8.	CDC has the capability and the authority to audit its federal IT resources, and under appropriate circumstances, monitor their use.

9.	CDC may terminate this access with or without cause at any time without advance notice.

10.      THE PARTICIPANT’s authorized access automatically expires at the end of the contract period, or sooner if so indicated in the space at the tope of Table 1. A written renewal request must be submitted two months prior to the termination, with appropriate justification for each access to be continued. A new Agreement for Access and Limitation on Disclosure is required for each renewal.

11.	The construction, interpretation and performance of this Agreement shall be governed by U.S. federal law. Violations of this agreement or misuse of CDC’s federal IT resources may subject THE PARTICIPANT to criminal penalties in accordance with federal law (attached). In addition, THE PARTICIPANT understands that other federal laws and regulations govern CDC’s maintenance and operation of these federal IT resources and may apply to THE PARTICIPANT.

12.	I have read, understood and agree to comply with the above statements.

___________________________________________ Print Name: Last, First, MI (Person Requesting Access)	___________________________________________ Print Name: Last, First, MI (Contractor’s Official Witness)

___________________________________________ Current Position	___________________________________________ Position

___________________________________________ Signature	___________________________________________ Signature

___________________________________________ Date (mm/dd/yyyy)	___________________________________________ Date (mm/dd/yyyy)

<[******]>:________________________ Date: ________________________

Copies of the following CDC Policy statements are to be provided to each person requesting access:

Laws, Policies and Procedures Governing Use of Electronic Mail, Intranet, Internet and Other Information Technology (IT) ADP Security Policy (Manual Guide – Information Resources Management, No. CDC-3, 3/15/89) 18 U.S.C. Sections 641 and 1030.

Table 1

Federal Information Resources Authorized1

1	Unique User-ID Assigned by CDC:	Expiration of Access Date:

3	Federal IT Resource Name or Description	Location	Authorizing Official(s)
5	Main Point of Entry to CDC IT Resources: Information Resources Management Office	CDC Novell 4 Ntwk, [******][2]	[******][3]
	Other LAN account(s)		None Authorized
7
	CDC mainframe agreement		Not Authorized
9	CDC E-mail account		Not Authorized
	Internet Access		Not Authorized
11	CDC Intranet Access		Not Authorized

13	<Name of each specific data set authorized>		<[******]>

15

17

19

21

23

Access to a specific resource does not imply access to any other resources.

1      For assistance contact: [***]

2      For assistance contact: [***]

3      [******]

Appendix I

Procedure to request/notify changes of access. Access to additional resources may be granted upon written request, as described in Appendix 1, attached.

A written request shall be provided to [******], who will forward the request with her/his statement of support of the justification provided, to the [******], CDC.

If the requested access involves a physically separate or limited access device or dataset, the appropriate steward of that device/dataset shall be provided a copy of the request for review and authorization.

Upon acceptance of the request by all appropriate parties, an amendment to the Agreement for Access and Limitation on Disclosure will be executed, and a copy of any appropriate limitations on access and use will be provided. When this has been done, access will be provided.

If effective access not contained in Table 1 is recognized, or if another relationship is established with a CDC organization which may lead to additional access to federal IT resources at CDC, written notice of such shall be provided to the [******] and to the [******], CDC.

Access gain outside of this procedure may result in termination of all access to federal IT resources at CDC.

Section J, Attachment C

Subcontract 200-2002-00012 (CBL)
Acambis Prime Contractor

CBL Security Plan
(when submitted and approved after award)

Section J, Attachment D
Acambis Contract
Subcontract 200-2002-00012 (CBL)

Section K      Representations, Certifications, And Other Statements of Offerors

FAR SOURCE	TITLE AND DATE
52.203.11	Certification and Disclosure Regarding Payment to Influence Certain Federal Transactions (Apr 1991)

52.204-5	Woman-Owned Business (Other Than Small Business) (May 1999)

52.222-21	Prohibition of Segregated Facilities (Feb 1999)

K.1      FAR 52.204-3 TAXPAYER IDENTIFICATION (OCT 1998)

(a)      Definitions

“Common parent,” as used in this solicitation provision, means that corporate entity that owns or controls an affiliated group of corporations that files its Federal Income tax returns on a consolidated basis, and of which the offeror is a member.

“Taxpayer Identification Num (TIN),” as used in this provision, means the number required by the Internal Revenue Service (IRS) to be used by the offeror in reporting income tax and other returns. The TIN may be either a Social Security Number or an Employer Identification Number.

(b)      All offerors must submit the information required in paragraphs (d) through (f) of this provision to comply with debt collection requirements of 31 U.S.C. 7701(c) and 3325(d), reporting requirements of 26 U.S.C. 6041, 6041A and 6050M, and implementing requirements issued by the IRS. If the resulting contract is subject to the payment reporting requirements described in Federal Acquisition Regulation (FAR) 4.904, the failure or refusal by the offeror to furnish the information may result in a 31 per cent reduction of payments otherwise due under the contract.

(c)      The TIN may be used by the Government to collect and report on any delinquent amounts arising out of the offeror’s relationship with the Government (31 U.S.C. 7701(c)(3)). If the resulting contract is subject to the payment reporting requirements described in FAR 4.904, the TIN provided hereunder may be matched with IRS records to verify the accuracy of the offeror’s TIN.

(d)      Taxpayer Identification Number (TIN)

TIN:      *******

[        ] TIN has been applied for

[        ] TIN is not required because:

Section J, Attachment D
Acambis Contract
Subcontract 200-2002-00012 (CBL)

[ ] Offeror is a nonresident alien, foreign corporation, or foreign partnership that does not have income effectively connected with the conduct of a trade or business in the United States and does not have an office or place of business or a fiscal paying agent in the United States;

[ ] Offeror is an agency or instrumentality of a foreign government;

[ ] is an agency of instrumentality of a Federal Government.

(e)	Type of organization:

[ ] Sole proprietorship;

[ ] Partnership;

[X] Corporate entity (not tax-exempt);

[ ] Corporate entity (tax-exempt);

[ ] Government entity (Federal, State or local)

[ ] Foreign government;

[ ] International organization per 26 CFR 1.6049-4;

[ ] Other:

(f)	Common Parent

[ ] offeror is not owned or controlled by a common parent as defined in paragraph (a) of this provision.

[X] Name and TIN of common parent:

Name:

TIN: ******

K.2	FAR 52.209-5 CERTIFICATION REGARDING DEBARMENT, SUSPENSION, PROPOSED DEBARMENT, AND OTHER RESPONSIBILITY MATTERS (APR 2001)

(a)	(1)The Offeror certifies, to the best of its knowledge and belief, that:-

(i) The Offeror and/or any of its Principals:

(A) are [ ]are not [X] presently debarred, suspended, proposed for debarment, or declared ineligible for the award of contracts by any Federal agency;

Section J, Attachment D
Acambis Contract
Subcontract 200-2002-00012 (CBL)

(B) have [ ] have not [X] within the three-year period preceding this offer, been convicted of or had a civil judgment rendered against them for: commission of fraud or a criminal offence in connection with obtaining attempting to obtain, or performing a public (Federal, state or local) contract or subcontract; violation of Federal or state antitrust statures relating to the submission of offers; or commission of embezzlement, theft, forgery, bribery, falsification or destruction of records, making false statements, tax evasion, or receiving stolen property; [This language stayed indefinitely. Please use paragraph (a)(1)(l)(D) below]

(C) Are * are not * presently indicated for, or otherwise criminally or civilly charged by a governmental entity with, commission of any of the offenses enumerated in paragraph (a)(1)(i)(B) of this provision; and; [This language stayed indefinitely. Please use paragraph (a)(1)(l)(E) below.]

(D) Have [ ] have not [X] within a three year period preceding this offer, been convicted of or had a civil judgment rendered against them for: commission of fraud of a criminal offense in conjunction with obtaining, attempting to obtain, or performing a public (Federal, state or local) contract or subcontract; violation of Federal or state antitrust statutes relating to the submission of offers; or commission of embezzlement, theft, forgery, bribery, falsification or destruction of records, making false statements, tax evasion or receiving stolen property; and

(E) are [ ] are not [X] presently indicted for, or otherwise criminally or civilly charged by a governmental entity with, commission of any of the offenses enumerated in subdivision (a)(1)(i)(D) of this provision.

(ii)(A)	[This paragraph (a)(1)(ii) is stayed indefinitely.]

The Offeror, aside from the offenses enumerated in paragraphs (a)(1)(i)(A), (B) and (C) of this provision, has [        ] has not [X] within the past three years, relative to tax, labor and employment, environmental, antitrust, or consumer protection laws –

(1) Been convicted of a Federal or State felony (or has any Federal or State felony indictments currently pending against them); or

(2) Had a Federal court judgment in a civil case brought by the United States rendered against them; or

(3) Had and adverse decision by a Federal administrative law judge, board, or commission indicating a wilful violation of law.

(B)	If the offeror has responded affirmatively, the offeror shall provide additional information if requested by the Contracting Officer; and
(iii)	The Offeror has * has not *, within a three year period preceding this offer, had one or more contracts terminated for default by any Federal agency.

Section J, Attachment D
Acambis Contract
Subcontract 200-2002-00012 (CBL)

(2)      “Principals” for the purposes of this certification, means officers; directors; owners; partners; and, persons having primary management or supervisory responsibilities within a business entity (e.g. general manager, plant manager, head of a subsidiary, division, or business segment and similar positions)

This Certification Concerns a Matter within the Jurisdiction of an Agency of the United States and the Making of a False, Fictitious or Fraudulent Certification May Render the Maker Subject to Prosecution under Section 1001, Title 18, United States code.

(b)      The Offeror shall provide immediate written notice to the Contracting Officer, if, at any time prior to contract award, the Offeror learns that its certification was erroneous when submitted or has become erroneous by reason of changed circumstances.

(c)      A certification that any of the items in paragraph (a) of this provision exists will not necessarily result in withholding of an award under this solicitation. However, the certification will be considered in connection with a determination of the Offeror’s responsibility. Failure of the Offeror to furnish a certification or provide such additional information as requested by the Contracting Officer may render the Offeror nonresponsible.

(d)      Nothing contained in the foregoing shall be construed to require establishment of a system of records in order to render, in good faith, the certification required by paragraph (a) of this provision. The knowledge and information of an Offeror is not required to exceed that which is normally possessed by a prudent person in the ordinary course of business dealings.

(e)      The certification in paragraph (a) of this provision is a material representation of fact upon which reliance was placed when making award. If it is later determined that the Offeror knowingly rendered an erroneous certification, in addition to other remedies available to the Government, the Contracting Officer may terminate the contract resulting from this solicitation for default.

K.3      FAR 52.215-6 PLACE OF PERFORMANCE (OCT 1997)

(a) The offeror or respondent, in the performance of any contract resulting from this solicitation, [ ] intends, [X] does not intend [check applicable block] to use one or more plants or facilities located at a different address from the address of the offeror or respondent as indicated in this proposal or response to request for information.

(b) If the Offeror ore respondent checks “intends” in paragraph (a) of this provision, it shall insert in the following spaces the required information:

Section J, Attachment D
Acambis Contract
Subcontract 200-2002-00012 (CBL)

PLACE OF PERFORMANCE STREET ADDRESS, CITY, STATE, COUNTY, COUNTY (ZIP CODE)	NAME AND ADDRESS OF OWNER AND OPERATOR* OF THE PLANT OR FACILITY IF OTHER THAN OFFEROR OR RESPONDENT

K.4	FAR 52.219-1 SMALL BUSINESS PROGRAM REPRESENTATIONS (MAY 2001)

(a)

(1)	The North American Industry Classification System (NAICS) code for this acquisition is 541710 [insert NAICS code].

(2)	The small business size standard is 500 [insert size standard].

(3)	The small business size standard for a concern which submits an offer in its own name, other than on a construction or service contract, but which proposes to furnish a product which it did not itself manufacture, is 500 employees.

(b)	Representations

(1)	The offeror represents as part of its offer that it * is, [X] not a small business concern.

(2)	[Complete only if the offeror represented itself as a small business concern in paragraph (b)(1) of this provision] The offeror represents, for general statistical purposes, that it * is, *is not, a small disadvantaged business concern as defined in 13 CFR 124.1002.

(3)	[Complete only if the offeror represented itself as a small business concern in paragraph (b)(1) of this provision] The offeror represents as part of its offer that it* is, *is not a women-owned small business concern.

(4)	[Complete only if the offeror represented itself as small business concern in paragraph (b)(1) of this provision] The offeror represents as part of its offer that it* is, *is not a veteran-owned small business concern.

(5)	[Complete only if the offeror represented itself as a veteran-owned small business concern in paragraph (b)(4) of this provision]. The offeror represents as part of its offer that is*, *is not a service-disabled veteran-owned small business concern.

(c)	Definitions. As used in this provision –

“Service-disabled veteran-owned small business concern”-

Section J, Attachment D
Acambis Contract
Subcontract 200-2002-00012 (CBL)

(1) means a small business concern:

(i) not less than 51 per cent of which his owned by one or more service-disabled veterans or, in the case of any publicly owned business, not less than 51 per cent of the stock of which is owned by one or more service-disabled veterans; and

(ii) the management and daily business operations of which are controlled by one or more service-disabled veterans or, in the case of a veteran which permanent and severe disability, the spouse or permanent caregiver of such veteran.

(2)	Service-disabled veteran means a veteran, as defined in 38 U.S.C. 101(2) with a disability that is service-connected, as defined in 38 U.S.C. 101(16).

“Small business concern, “means a concern, including its affiliates, that is independently owned and operated, not dominant in the field of operation in which it is bidding on Government contracts, and qualified as a small business under the criteria in 13 CFR Part 121 and the size standard in paragraph (a) of this provision.

“Veteran-owned small business concern” means a small business concern:

(1)	Not less than 51 per cent of which is owned by one or more veterans (as defined at 38 U.S.C. 101(2)) or, in the case of any publicly owned business, not less than 51 per cent of the stock of which is owned by one or more veterans; and

(2)	The management and daily business operations of which are controlled by one or more veterans.

“Women-owned small business concern” means a small business concern:

(1)	That is at least 51 per cent owned by one or more women; or, in the case of any publicly owned business, at least 51 per cent of the stock of which is owned by one or more women; and

(2)	whose management and daily business operations are controlled by one or more women.

(d)	Notice

(1)	If this solicitation is for supplies and has been set aside, in whole or in part, for small business concerns, then the clause in this solicitation providing notice of the set-aside contains restrictions on the source of the end items to be furnished.

(2)	Under 15 U.S.C. 645(d), any person who misrepresents a firm’s status as a small, HUBZone small, small disadvantages, or women-owned small business concern in order to obtain a contract to be awarded under the preference programs established

Section J, Attachment D
Acambis Contract
Subcontract 200-2002-00012 (CBL)

pursuant to section 8(a), 8(d), 9, or 15 of the Small Business Act or any other provision of Federal law that specifically references section 8(d) for a definition of program eligibility, shall:

(i) be punished by imposition of fine, imprisonment, or both;

(ii)	be subject to administrative remedies, including suspension and debarment; and

(iii)	be ineligible for participation in programs conducted under the authority of the Act.

K.5	FAR 52.219-1 ALTERNATE 1 SMALL BUSINESS PROGRAM REPRESENTATIONS (ALTERNATE 1) OCTOBER 2000

(6)      [Complete only if the offeror represented itself as a small business concern in paragraph (b)(1) of this provision]. The offeror represents, as part of its offer, that:

(i) It [ ] is, [ ] is not a HUBZone small business concern listed, on the date of this representation, on the List of Qualified HUBZone Small Business Concerns maintained by the Small Business Administration, and no material change in ownership and control, principal office, of HUBZone employee percentage has occurred since it was certified by the Small Business Administration in accordance with 13 CFR Part 126; and

(ii) It [ ] is, [ ] is not a joint venture that complies with the requirements of 13 CFR Part 126, and the representation in paragraph (b)(6)(i) of this provision is accurate for the HUBZone small business concern or concerns that are participating in the joint venture. [The offeror shall enter the name or names of the HUBZone small business concern or concerns that are participating in the joint venture: [ ]] Each HUBZone small business concern participating in the joint venture shall submit a separate signed copy of the HUBZone representation.

K.6	FAR 52.222-25 AFFIRMATIVE ACTION COMPLIANCE (APR 1984)

The offeror represents that:

(a) It [X] has developed and has on file [ ] had not developed and does not have on file, at each establishment, affirmative action programs required by the rules and regulations of the Secretary of Labor (41 CFR 60-2 and 60-2); or

(b) it [ ] has not previously had contracts subject to the written affirmative action programs requirement of the rules and regulations of the Secretary of Labor.

K.7	FAR 52.223-13 CERTIFICATION OF TOXIC CHEMICAL RELEASE REPORTING (OCT 1996)

Section J, Attachment D
Acambis Contract
Subcontract 200-2002-00012 (CBL)

(a)	Submission of this certification is a prerequisite for making or entering into this contract imposed by Executive Order 12969, August 8, 1995.

(b) By signing this offer, the offeror certifies that:

(1) As the owner or operator of facilities that will be used in the performance of this contract that are subject to the filing and reporting requirements described in section 313 of the Emergency Planning and Community Right-to-Know Act of 1986 (EPCRA) (42 U.S.C. 11023) and section 6607 of the Pollution Prevention Act of 1990 (PPA) (42 U.S.C. 13106), the offeror will file and continue to file for such facilities for the life of the contract the Toxic Chemical Release Inventory Form (Form R) as described in sections 313(a) and (g) of EPCRA and section 6607 of PPA; or

(2) None of its owned or operated facilities to be used in the performance o this contract is subject to the Form R filing and reporting requirements because each such facility is exempt for at least one of the following reasons:

[Check each block that is applicable]

[ ](i) The facility does not manufacture, process, or otherwise use any toxic chemicals listed under section 313(c) of EPCRA, 42 U.S.C. 11023(c);

[ ] (ii)The facility does not have 10 or more full-time employees as specified in section 313(b)(1)(A) of EPCRA, 42 U.S.C. 11023(b)(1)(A);

[X]	(iii)The facility does not meet the reporting thresholds of toxic chemicals established under section 313(f) of EPCRA, 42 U.S.C. 11023(f) (including the alternate thresholds at 40 CFR 372.27, provided an appropriate certification form has been filed with EPA);

[ ](iv) The facility does not fall within Standard Industrial Classification Code (SIC) designations 20 through 39 as set forth in section 19.102 of the Federal Acquisition Regulation; or

[ ](v) The facility is not located within any State of the United States, the [ ] of Columbia, the United States Virgin Islands, the Northern Mariana Islands, or any other territory or possession over which the United States has jurisdiction.

K.8	FAR 52.225-1 BUY AMERICAN CERTIFICATE (DEC 1989)

The offeror certifies that each end product, except those listed below, is a domestic end product (as defined in the clause entitled “Buy American Act-Supplies”), and that components of unknown origin are considered to have been mined, produced, or manufactured outside the United States.

Section J, Attachment D
Acambis Contract
Subcontract 200-2002-00012 (CBL)

EXCLUDED END PRODUCTS	COUNTRY OF ORIGIN
_____________________________________ _____________________________________ [List as necessary]	_____________________________________ _____________________________________

K.9	FAR 52.226-2 HISTORICALLY BLACK COLLEGE OR UNIVERSITY AND MINORITY INSTITUTION REPRESENTATION (MAY 1997)

(a)	Definitions. As used in this provision

“Historically Black College or University” means an institution determined by the Secretary of Education to meet the requirements of 34 CFR 608.2. For the Department of Defense, the National Aeronautics and Space Administration, and the Coast Guard, the term also includes any nonprofit research institution that was an integral part of such a college or university before November 14, 1986.

“Minority Institution” means an institution of higher education meeting the requirements of Section 1046(13) of the Higher Education Act of 1965 (20 U.S.C. 11 35d-5(3)) which, for the purpose of this provision, includes a Hispanic-serving institution of higher education as defined in Section 316(b)(1) of the Act (20 U.S.C. 1059c(b)(1)).

(b)	Representation. The offeror represents that it is not a Historically Black college or University; [ ] is [X] is not a Minority Institution.

K.10	FAR 52.230-1 COST ACCOUNTING STANDARDS NOTICES AND CERTIFICATION (JUNE 2000)

Note: This notice does not apply to small business or foreign governments. This notice is in three parts, identified by Roman numerals I through III.

Offerors shall examine each part and provide the requested information in order to determine Cost Accounting Standards (CAS) requirements applicable to any resultant contract.

If the offeror is an educational institution, Part II does not apply unless the contemplated contract will be subject to full or modified CAS coverage pursuant to 48 CFR 9903.201-2(c)(5) or 9903.201-2(c)(6), respectively.

I.      Disclosure Statement – Cost Accounting Practices and Certification

(a) Any contract in excess of $500,000 resulting from this solicitation will be subject to the requirements of the Cost Accounting Standards Board (48 CFR Chapter 99), except for those contracts which are exempt as specified in 48 CFR 9903.201-1.

Section J, Attachment D
Acambis Contract
Subcontract 200-2002-00012 (CBL)

(b) Any offeror submitting a proposal which, if accepted, will result in a contract subject to the requirements of 48 CFR Chapter 990 must, as a condition of contracting, submit a Disclosure Statement as required by 48 CFR 9903.202. When required, the Disclosure Statement must be submitted as a part of the offeror’s proposal under this solicitation unless the offeror has already submitted a Disclosure Statement disclosing the practices used in connection with the pricing of this proposal. If an applicable Disclosure Statement has already been submitted, the offeror may satisfy the requirement for submission by providing the information requested in paragraph (c) of Part I of this provision.

Caution: In the absence of specific regulations or agreement, a practice disclosed in a Disclosure Statement shall not, by virtue of such disclosure, be deemed to be a proper, approved, or agreed-to practice for pricing proposals or accumulating and reporting contract performance cost date.

(c) Check the appropriate box below:

*(1) Certificate of Concurrent Submission of Disclosure Statement. The offeror herby certifies that, as a part of the offer, copies of the Disclosure Statement have been submitted as follows:

(i) Original and one copy to the cognizant Administrative Contracting Officer (ACO) or cognizant Federal agency official authorized to act in that capacity (Federal official), as applicable; and

(ii) One copy to the cognizant Federal auditor.

(Disclosure must be on Form No. CASB DS-1 or CASB DS-2, as applicable. Forms may be obtained from the cognizant ACO or Federal official and/or from the loose-leaf version of the Federal Acquisition Regulation.)

Date of Disclosure Statement: __________________ Name and Address of Cognizant ACO or Federal Official Where Filed: __________________

The offeror further certifies that the practices use din estimating costs in pricing this proposal are consistent with the cost accounting practices disclosed in the Disclosure Statement.

*(2) Certificate of Previously Submitted Disclosure Statement. The offeror hereby certifies that the required Disclosure Statement was filed as follows:

Date of Disclosure Statement: _____________ Name and Address of Cognizant ACO or Federal Official Where Filed: _______________

Section J, Attachment D
Acambis Contract
Subcontract 200-2002-00012 (CBL)

The offeror further certifies that the practices used in estimating costs in pricing this proposal are consistent with the cost accounting practices disclosed in the applicable Disclosure Statement.

*(3) Certificate of Monetary Exemption. The offeror hereby certifies that the offeror, together with all divisions, subsidiaries, and affiliates under common control, did not receive net awards of negotiated prime contracts and sub contracts subject to CAS totalling $50 million or more in the cost accounting period immediately preceding the period in which this proposal was submitted. The offeror further certifies that if such status changes before an award resulting from this proposal, the offeror will advise the Contracting Officer immediately.

*(4) Certificate of Interim Exemption. The offeror hereby certifies that

(i) the offeror first exceeded the monetary exemption for disclosure, as defined in (3) of this subsection, in the cost accounting period immediately preceding the period in which this offer was submitted and

(ii) in accordance with 48 CFR 9903.202-1, the offeror is not yet required to submit a Disclosure Statement. The offeror further certifies that if an award resulting from this proposal has not been made within 90 days after the end of that period, the offeror will immediately submit a revised certificate to the Contacting officer, in the form specified under subparagraph (c)(1) or (c)(2) of Part I of this provision, as appropriate, to verify submission of a completed Disclosure Statement.

Caution: Offerors currently required to disclose because they were awarded a CAS-covered prime contract or subcontract of $50 million or more in the current cost accounting period may not claim this exemption (4). Further, the exemption applies only in connection with proposals submitted before expiration of the 90 day period following the cost accounting period in which the monetary exemption has exceeded.

II.      Cost Accounting Standards – Eligibility for Modified Contract Coverage

If the offeror is eligible to use the modified provisions of 48 CFR 9903.201-2(b) and elects to do so, the offeror shall indicate by checking the box below. Checking the box below shall mean that the resultant contact is subject to the Disclosure and Consistency of Cost Accounting Practices clause in lieu of the Cost Accounting Standards clause.

* The offeror hereby claims an exemption from the Cost Accounting Standards clause under the provisions of 48 CFR 9903.201-2(b) and certifies that the offeror is eligible for use of the Disclosure and Consistency of Cost Accounting Practices clause because during the cost accounting period immediately preceding the period in which

Section J, Attachment D
Acambis Contract
Subcontract 200-2002-00012 (CBL)

this proposal was submitted, the offeror received less than $50 million in awards of CAS-covered prime contract and subcontracts. The offeror further certifies that if such status changes before an award resulting from this proposal, the offeror will advise the Contracting Officer immediately.

Caution: An offeror may not claim the above eligibility for modified contact coverage if this proposal is expected to result in the award of a CAS -covered contact of $50 million or more or if, during its current cost accounting period, the offeror has been awarded a single CAS-covered prime contract or subcontract of $50 million or more.

III.      Additional Cost Accounting Standards Applicable to Existing Contracts

The offeror shall indicate below whether award of the contemplated contract would, in accordance with subparagraph (a)(3) of the Cost Accounting Standards clause, require a change in established cost accounting practices affecting existing contracts and subcontracts.

* yes * no

K.11      CONTACT FOR CONTRACT NEGOTIATION/ADMINISTRATION (MAY 1988)

Designate a person we may contact for contract administration in the event your firm receives a subcontract as a result of this solicitation:

Name: *********          Title: *********

Address:*********

Area Code: (410)           Telephone: 843-5000

Bidder/Offeror is located in Balgo, Maryland (3rd) Third Congressional District.

Contract will be performed in:

_________________________________________________________________________
(Congressional District)

To be signed by a person with authority to bind the subcontractor/offeror.

*********          Dated: 4.29.02
Printed/Typed Name: *********

Title:      CBO

Section J, Attachment E

Subcontract 200-2002-00012 (CBL)
Acambis Prime Contractor

Acambis Delivery Order Form

Section J, Attachment E

Acambis Contract
Subcontract 200-2002-00012 (CBL)

DELIVERY ORDER

Delivery Order No._______________________
Subcontract No. 200-2002-00012 (CBL)
Prime Contract Nos. 200-2002-00004 & 200-2000-00001
Subcontractor Name: Chesapeake Biological Laboratories, Inc.
1111 S. Paca Street
Baltimore, MD 21230-2591

(a)      Item(s) Ordered

Subcontract Item	Description	Quantity Ordered	Total Price (See Section B of the Subcontract Schedule)
0003A	Facility Change-over after ACAM 1000		$
0003B	Facility Change-over after ACAM 2000		$
0004A	Diluent to Accompany ACAM 1000	_______ vials	$
0004B	Diluent to Accompany ACAM 2000	_______ vials	$
0005A	Licensed Vaccine	_______ vials*	$ **
0005B	Facility Change-over		$
0005C	Licensed Diluent	_______ vials	$

*	The number of vials of finished vaccine is an estimated amount based on the lot size of the bulk vaccine furnished to the Manufacturer. Manufacturer shall fill and finish all bulk vaccine furnished unless otherwise directed.

**	This amount is the estimated total price. The actual total price will be based on the number of filled vaccine vials delivered by Manufacturer.

(b)	Delivery Schedule Instructions: ___________________________________________

(c)	For item 0005A, estimated date by which bulk vaccine will arrive at Manufacturer’s facility:_______________________________________________________________

(d)	Shipment Instructions: (select one)

_______ Ship to Buyer’s Consignee

Name: _________________________________________________________

Address:________________________________________________________

[or]

_____ Advise Buyer’s Consignee of completion and hold in CBL secure inventory until pick up by ________________________________________________________ (Buyer’s Consignee) at Manufacturer’s loading dock.

(e)	Vial Labeling Instructions: (select one)

_____ IND Label for Diluent

_____ IND Label for ACAM 2000 Vaccine

_____ IND Label for ACAM 1000 Vaccine

_____ Label for Licensed ACAM 2000 Vaccine

_____ Label for Licensed ACAM 1000 Vaccine

[or]

_____ Label for Licensed Diluent

(f)	Mark Outer Packaging of Delivered Vaccine as: (select one)

_____	“Property of US Government, Delivery Order No. _____, Subcontract 200-2002-00012 (CBL), Prime Contract No. 200-2000-00001 (Acambis Inc., Prime Contractor)” and “Transportation is for the Centers for Disease Control and Prevention and the actual total transportation charges paid to the carrier(s) by the consignor or consignee shall be reimbursed by the Government, pursuant to cost reimbursement contract No. 200-2000-00001. This may be confirmed by contacting the Contracting Officer, Centers for Disease Control and Prevention, 2920 Brandywine Road, Atlanta, GA 30341”

[or]

_____	“Property of Acambis Inc., Delivery Order No. _____, Subcontract 200-2002-00012 (CBL), Prime Contract No. 200-2002-00004”

(g)	Mark Outer Packaging of Delivered Diluent as: (select one)

_____	“Property of US Government, Delivery Order No. _____, Subcontract 200-2002-00012 (CBL), Prime Contract No. 200-2000-00001 (Acambis Inc., Prime Contractor)” and “Transportation is for the Centers for Disease Control and Prevention and the actual total transportation charges paid to the carrier(s) by the consignor or consignee shall be reimbursed by the Government, pursuant to cost reimbursement contract No. 200-2000-00001. This may be confirmed by contacting the Contracting Officer, Centers for Disease Control and Prevention, 2920 Brandywine Road, Atlanta, GA 30341”

[or]

_____	“Property of Acambis Inc., Delivery Order No. _____, Subcontract 200-2002-00012 (CBL), Prime Contract No. 200-2002-00004”

Issued this _____ day of _______________

On behalf of Acambis Inc.

Name: ______________

Title: _______________

Internal Acambis approval:

                                              Name: _______________

                                              Title: _______________

                                              Date: _______________

Section J, Attachment F

Subcontract 200-2002-00012 (CBL)
Acambis Prime Contractor

Certificate of Conformance Form

Section J, Attachment F

Acambis Contract
Subcontract 200-2002-00012 (CBL)

Certificate of Conformance

I certify that on ____________________ [insert date], the ____________________ [insert Contractor’s name] furnished the supplies or services called for by Subcontract No. ____________________ by shipping such supplies via ____________________ [Carrier] on ____________________ [identify the bill of loading or shipping document], [or, for Item 0003, by advising Acambis’s designated consignee of completion and placing such supplies in storage at Contractor’s facility for the account of the Contractor (or the U.S. Government)] as specified in the Subcontract and in accordance with all applicable requirements. I further certify that the supplies or services are of the quality specified and conform in all respects with subcontract requirements, including specifications, drawings, preservation, packaging, packing, marking requirements and physical item identification (part number), and are in the quantity shown on this or on the attached invoice/acceptance document.

Date of Execution: ___________________________

Signature: __________________________________

Title: ____________________________________

Section J, Attachment G

Subcontract 200-2002-00012 (CBL)
Acambis Prime Contractor

Planned Vaccine Schedule
US GOVT IND ACAM 2000
(Item 0001A)

Section J, Attachment G

Planned Vaccine Schedule
US GOVT IND ACAM 2000
(Item 0001A)

		TARGET DOSES AFTER PURIF: 218.8 ACTUAL DOSES AFTER PURIF: 0					TARGET DOSES AT FILL: 155 ACTUAL DOSES AT FILL: 0
Bulk Harvest		Purification		Fill							Packaging
Lot #	Sublot #	Expected to Start	Formulation	Lot	Expected to Start	Expected doses	Cummulative Expected (MM)	Actual doses	Cummulative Actual (MM)	QC cleared	Expect to pick-up
V1	1	3/25/2002	4/1/2002	A	4/15/2002	[***]	[***]		0.0
				B	4/18/2002	[***]	[***]		0.0
				C	4/22/2002	[***]	[***]		0.0
				D	4/25/2002	[***]	[***]		0.0
V1	2&3	4/8/2002	4/15/2002	A	4/29/2002	[***]	[***]		0.0
				B	5/2/2002	[***]	[***]		0.0
				C	5/6/2002	[***]	[***]		0.0
				D	5/9/2002	[***]	[***]		0.0
				E	5/13/2002	[***]	[***]		0.0
				F	5/16/2002	[***]	[***]		0.0
				G	5/20/2002	[***]	[***]		0.0
					5/23/2002	0	[***]		0.0
V2	1&2	5/6/2002	5/13/2002	A	5/27/2002	[***]	[***]		0.0
				B	5/30/2002	[***]	[***]		0.0
				C	6/3/2002	[***]	[***]		0.0
V3	1&2	5/13/2002	5/20/2002	A	6/6/2002	[***]	[***]		0.0
				B	6/10/2002	[***]	[***]		0.0
				C	6/13/2002	[***]	[***]		0.0
V1	4&5	5/27/2002	6/3/2002	A	6/17/2002	[***]	[***]		0.0
				B	6/20/2002	[***]	[***]		0.0
				C	6/24/2002	[***]	[***]		0.0
				D	6/27/2002	[***]	[***]		0.0
				E	7/1/2002	[***]	[***]		0.0
V2	3&4	6/3/2002	6/10/2002	A	7/4/2002	[***]	[***]		0.0
				B	7/8/2002	[***]	[***]		0.0
				C	7/11/2002	[***]	[***]		0.0

V3	3&4	6/10/2002	6/17/2002	A	7/15/2002	[***]	[***]		0.0
				B	7/18/2002	[***]	[***]		0.0
				C	7/22/2002	[***]	[***]		0.0
V4	1&2	6/24/2002	7/1/2002	A	7/25/2002	[***]	[***]		0.0
				B	7/29/2002	[***]	[***]		0.0
				C	8/1/2002	[***]	[***]		0.0
V4	3&4	7/1/2002	7/8/2002	A	8/5/2002	[***]	[***]		0.0
				B	8/8/2002	[***]	[***]		0.0
				C	8/12/2002	[***]	[***]		0.0
V5	1&2	7/8/2002	7/15/2002	A	8/15/2002	[***]	[***]		0.0
				B	8/19/2002	[***]	[***]		0.0
				C	8/22/2002	[***]	[***]		0.0
V5	3&4	7/22/2002	7/29/2002	A	8/26/2002	[***]	[***]		0.0
				B	8/29/2002	[***]	[***]		0.0
				C	9/2/2002	[***]	[***]		0.0
V6	1&2	7/29/2002	8/5/2002	A	9/5/2002	[***]	[***]		0.0
				B	9/9/2002	[***]	[***]		0.0
				C	9/12/2002	[***]	[***]		0.0